Exhibit 4.4

ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 27, 2020 by and among:

1. KANZHUN LIMITED, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”);

2. Techfish Limited, a company incorporated under the laws of Hong Kong (the “HK Company”);

3. Beijing Huapin Borui Network Technology Co., Ltd. (北京华品博睿网络技术有限公司), a company incorporated under the laws of the PRC (the “Domestic Enterprise”);

4. Beijing Glorywolf Co., Ltd. (北京歌利沃夫企业管理有限公司), a wholly foreign owned enterprise incorporated under the laws of the PRC (the “WFOE”);

5. Beijing Renjuren Network Technology Co., Ltd. (北京人聚人网络技术有限公司), a company duly incorporated and validly exiting under the laws of the PRC and wholly owned by the Domestic Enterprise (the “Renjuren”);

6. Face Hired Inc., a corporation duly incorporated and validly existing under the laws of the State of California (the “US Subsidiary”);

7. the Persons listed on Schedule I hereto (each individually, an “Investor” and collectively, the “Investors”);

8. ZHAO Peng (赵鹏), a citizen of PRC with his ID Card number ********* (the “Founder”); and

9. TECHWOLF LIMITED, a company incorporated under the laws of the British Virgin Islands and wholly owned by the Founder (the “BVI Holdco”, together with the Founder, collectively the “Founder Parties” and each, a “Founder Party”).

The Company, the HK Company, the WFOE, the Domestic Enterprise, Huaye Jishi, Renjuren, the US Subsidiary and the existing or future Subsidiaries of any of the foregoing, are referred as the “Group Companies” collectively, and each individually, a “Group Company”. The WFOE, the Domestic Enterprise, Huaye Jishi, Renjuren and the existing or future Subsidiaries of any of the foregoing, are referred as the “PRC Companies”, and each individually, a “PRC Company”.

RECITALS

A. The Company, the HK Company, the WFOE, the Domestic Enterprise, Renjuren, the US Subsidiary, certain Investors, the BVI Holdco and the Founder are parties to that certain TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of February 10, 2020, and its amendment dated August 7, 2020 (the “Prior Agreement”).

B. The Company, the HK Company, the WFOE, the Domestic Enterprise, Sequoia, INTERNET FUND VI PTE. LTD., Coatue, Huaxing Growth Capital III, L.P., GGV, the BVI Holdco, the Founder and certain other parties are parties to that certain Share Purchase Agreement dated as of November 27, 2020 (as amended, the “Purchase Agreement”), pursuant to which the Company has agreed, among others, to issue and sell certain Series F+ Preferred Shares (as defined below), to Sequoia, INTERNET FUND VI PTE. LTD., Coatue, Huaxing Growth Capital III, L.P. and GGV, on the terms and conditions set forth in the Purchase Agreement.

C. The Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition to the Closing.

D. In connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Agreement to terminate, supersede and replace the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1 Information and Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as an Investor holds any Class A Ordinary Shares, series A preferred shares, par value of US$0.0001 per share, of the Company (the “Series A Preferred Shares”), series B preferred shares, par value of US$0.0001 per share, of the Company (the “Series B Preferred Shares”), series C preferred shares, par value of US$0.0001 per share, of the Company (the “Series C Preferred Shares”), series C-1 preferred shares, par value of US$0.0001 per share, of the Company (the “Series C-1 Preferred Shares”), series C-2 preferred shares, par value of US$0.0001 per share, of the Company (the “Series C-2 Preferred Shares”), series C-3 preferred shares, par value of US$0.0001 per share, of the Company (the “Series C-3 Preferred Shares”), series D preferred shares, par value of US$0.0001 per share, of the Company (the “Series D Preferred Shares”), series E preferred shares, par value of US$0.0001 per share, of the Company (the “Series E Preferred Shares”), series E-1 preferred shares, par value of US$0.0001 per share, of the Company (the “Series E-1 Preferred Shares”) or series E-2 preferred shares, par value of US$0.0001 per share, of the Company (the “Series E-2 Preferred Shares”, together with the Series E Preferred Shares and the Series E-1 Preferred Shares, the “Series E Shares”), series F preferred shares, par value of US$0.0001 per share, of the Company (the “Series F Preferred Shares”), series F+ preferred shares, par value of US$0.0001 per share, of the Company (the “Series F+ Preferred Shares”, together with the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series C-3 Preferred Shares, Series D Preferred Shares, Series E Shares and Series F Preferred Shares, the “Preferred Shares”; together with the Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series C-3 Preferred Shares, Series D Preferred Shares, Series E Shares, Series F Preferred Shares and any other shares in the capital of the Company, the “Shares” and each a “Share”), the Company shall deliver to such Investor: (a) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year, unaudited annual consolidated financial statements of the Group Companies;

(b) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, audited annual consolidated financial statements of the Group Companies, audited by a “Big Four” accounting firm or a reputable accounting firm acceptable to the Preferred Super-majority (for the purpose of this Agreement, the “Preferred Super-majority” means the holders holding more than two-thirds (2/3) of the voting power of the issued and outstanding Preferred Shares);

(c) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three quarters, audited quarterly consolidated financial statements of the Group Companies;

(d) as soon as practicable, but in any event not later than thirty (30) days prior to the end of each fiscal year, an annual consolidated budget and a business plan forecasting the revenues, expenses of the Group Companies for the following fiscal year for consideration by the Board (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to the Investors pursuant to this Section 1.1 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and if it is so required by the Investors, such financial statements shall be prepared in conformance with the U.S. generally accepted accounting principles.

The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds any Shares, such Investor shall have the right to inspect the facilities, records and books of the Group Companies at any time during regular working hours on reasonable prior notice to the Company and the right to discuss the business, operation and conditions of the Group Companies with any Group Company’s directors and officers (the foregoing rights, collectively, the “Inspection Rights”).

The Information Rights and Inspection Rights shall terminate upon the consummation of a firm underwritten public offering of the Class A Ordinary Shares of the Company on the Main Board of the Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the NASDAQ Global Market, or on such other internationally recognized stock exchange approved in writing by the Preferred Super-majority, with an offering price (exclusive of underwriting commissions and expenses) that reflects a pre-offering market capitalization of not less than US$5,000,000,000 and offering proceeds (prior to payment of any underwriters’ commission and other fees and expenses) to the Company in excess of US$300,000,000 (a “Qualified Public Offering”).

1.2 Board Representation.

(a) The Company. The Restated Articles shall provide that the Company’s Board shall consist of not more than six (6) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. The parties hereto agree that, in case the shareholding percentage in the Company on an as-converted and fully-diluted basis of any shareholder of the Company, together with its Affiliates (if applicable), reaches ten percent (10%), such shareholder, together with those Affiliates (if applicable), may have the right to exclusively and collectively appoint, replace and reappoint at any time or from time to time one (1) director on the Board, provided that such right shall be automatically terminated and of no effect if the shareholding percentage in the Company on an as-converted and fully-diluted basis of such shareholder of the Company, together with its Affiliates (if applicable), decreased to no more than six percent (6%). Notwithstanding any other provision herein to the contrary, Tencent shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Series E-2 Director”) of the Board and such Series E-2 Director shall be included on any committee thereof, for so long as Tencent, together with its Affiliates (if applicable), holds no less than five percent (5%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis. Capital Today shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Capital Today Director”), for so long as Capital Today holds no less than six percent (6%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis. Ceyuan Funds shall be exclusively and collectively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Ceyuan Director”) on the Board, for so long as Ceyuan Funds hold no less than six percent (6%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis. Banyan shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Banyan Director”, together with the Series E-2 Director, Capital Today Director and Ceyuan Director, collectively the “Investor Directors”) of the Board, for so long as Banyan holds no less than six percent (6%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis. The Founder shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director on the Board (the “Founder Director”), who shall be the chairman of the Board and be entitled to cast six (6) votes on any matter submitted to the Board for approval. Jixun FOO shall be appointed to the Board as an independent director (the “Independent Director”) of the Company by the shareholders and his term as an Independent Director is three (3) years. The parties hereto agree that the Board and/or requisite shareholders of the Company shall make such appointment of Jixun FOO in accordance with the Restated Articles and the applicable laws. The parties hereto further agree that, in case the shareholding percentage in the Company on an as-converted and fully-diluted basis of any shareholder of the Company (other than those having the right to appoint director(s) on the Board), together with its Affiliates (if applicable), reaches four percent (4%), such shareholder, together with those Affiliates (if applicable), automatically have one (1) observer seat of the Board (the “Observer”), provided that such observer seat shall be automatically terminated and of no effect if the shareholding percentage in the Company on an as-converted and fully-diluted basis of such shareholder of the Company, together with its Affiliates (if applicable), decreased to no more than four percent (4%). Notwithstanding anything to the contrary set forth in this Agreement or other Transaction Documents, the Company shall maintain no more than three (3) Observers of the Board, one (1) of whom shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of Coatue, for so long as Coatue (together with its Affiliates) does not hold less than four percent (4%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis for any consecutive period of three (3) years, one (1) of whom shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of Magic Stone Fund, for so long as Magic Stone Fund holds no less than four percent (4%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis and one (1) of whom shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of GS, for so long as GS holds no less than four percent (4%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis. The Observers shall be entitled to attend all meetings of the Board and the meetings of any committee thereof in a non-voting capacity.

(b) Other Group Companies. Upon request by the Preferred Super-majority, the composition of the board of directors of each other Group Company shall be comprised of up to eleven (11) directors, up to four (4) of which to be the Investor Directors, one (1) of which should be the Independent Director and six (6) of which to be elected solely by the Founder, and each of the parties hereto shall take all such necessary or advisable actions to ensure the election of the Investor Directors and the Independent Director to the board of directors of each such Group Company.

(c) Quorum; Frequency; Expenses; Notices. All meetings of the Board shall be held either telephonically or in person. The Company shall reimburse the Investor Directors, the Independent Director and the Observers for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof (including but not limited to transportation, food and lodging expenses and any other reasonable expense). The Company shall ensure that a notice of each meeting, agenda of the business to be transacted at such meeting and all documents and materials to be circulated or presented at such meeting are sent to all Directors and Observers entitled to receive notice of the meeting at least seven (7) Business Days before such meeting and a copy of the minutes of such meeting is sent to all such Directors within twenty (20) days following such meeting. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors then in office, including the votes of the Founder Director and the Majority Investor Directors. For purposes of this Agreement, the “Majority Investor Directors” shall mean at least a majority of all the Directors being appointed as Investor Directors and as Independent Director.

(d) Information Sharing. Subject to Section 6 of this Agreement, the Observer appointed by GS may disclose or otherwise provide any information (including any confidential information) received from any Group Company, or which relates to the Group Company and which otherwise comes into his or her possession (including the Financing Terms (as defined below) to GS and their respective partners, directors, officers and employees, respectively, for the purpose of evaluating the matters to be determined by the Board). The Observer appointed by GS may keep confidential any information relating to GS or any of its Affiliates.

1.3 Limitation on Information Rights and Inspection Rights of the Investor(s).

(a) In the event that any Investor and/or any of its Investor Affiliates directly and/or indirectly hold more than the Limitation Threshold, then such Investor shall notify the Company accordingly in a prompt manner. Subject to Section 1.3(b), for as long as such Investor and/or any of its Investor Affiliates directly and/or indirectly hold more than the Limitation Threshold, such Investor shall not be entitled to the Information Rights and the Inspection Rights. For the this Section 1.3 only, an “Investor Affiliate” means, with respect to any given Investor, a Person that directly or indirectly Controls, is Controlled by, or is under common Control with the given Investor and, for any Investor that is a private equity or venture capital investment fund, the term “Investor Affiliate” shall also include any investment fund which is Controlled by or under common Control with one or more general partners of such Investor. Notwithstanding the foregoing and any other provisions to the contrary contained herein or in the other Transaction Documents, with respect to GS, the term “Investor Affiliate” shall refer only to GPOP II and in the event any new fund is formed within two years from the date hereof and advised by GSIP Venture Capital and Growth Equity, such fund shall also be qualified as an “Investor Affiliate”. For the purposes of this Section 1.3, the term “GPOP II” means Global Private Opportunities Partners II LP with its offices at 1209 Orange Street, Wilmington, Delaware, Global Private Opportunities Partners II Offshore Holdings LP with its offices at 190 Elgin Avenue, George Town, Cayman Islands, and Global Private Opportunities Partners II Offshore SCSp with its offices at 47 Avenue J.F. Kennedy, Luxembourg, Luxembourg, and “GSIP Venture Capital and Growth Equity” shall mean the GSIP Venture Capital and Growth Equity division of Goldman Sachs Asset Management (Singapore) Pte. Ltd, a company incorporated in Singapore with its offices at 1 Raffles Link, #07-01 South Lobby, Singapore 039393, advising GPOP II. The “Limitation Threshold” means two percent (2%) of the total outstanding Equity Securities in any Identified Company Competitor on an as-converted and fully-diluted basis; provided that, in the event that such any Investor and/or any of its Investor Affiliates directly and/or indirectly hold more than two percent (2%) of the total outstanding Equity Securities in any Identified Company Competitor on an as-converted and fully-diluted basis due to any investment that already exists before the later date of (i) the date on which such Investor becomes a shareholder of the Company, or (ii) the date on which such Identified Company Competitor is first listed in Exhibit D-2 (as duly updated from time to time) (such later date, the “Relevant Date”), then the “Limitation Threshold” shall mean, with respect to such Investor only, the shareholding percentage of such Investor and/or any of its Investor Affiliates in such Identified Company Competitor on an as-converted and fully-diluted basis as of the Relevant Date, and the ownership of any equity interest by such Investor in such Identified Company Competitor on or prior to the Relevant Date shall not be regarded as a breach or contravention of this Section 1.3(a) and the restriction in this Section 1.3(a) shall only apply to such Investor with respect to its equity interest in such Identified Company Competitor from the Relevant Date.

(b) Termination. The provisions under Section 1.3(a) shall automatically terminate on the earlier of (i) the fifth (5th) anniversary of the date hereof, or (ii) the closing of an initial public offering.

2. REGISTRATION RIGHTS.

2.1 Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Class A Ordinary Shares in the U.S. and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2 Definitions. For purposes of this Section 2:

(a) Registration. The terms “register”, “registered”, and “registration” refer to a registration of the Company’s Registrable Securities (as defined below) effected by preparing and filing a registration statement with the SEC (as defined below) which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Class A Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, (2) any Class A Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any Class A Ordinary Shares owned or hereafter acquired by the Investors. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, any securities or other equity awards issued by the Company to any director, officer, employee, or qualified consultants under an equity incentive plan, equity award agreement or other employee benefit plan adopted by the Company and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Class A Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d) Holder. For purposes of this Section 2, the term “Holder” shall mean any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e) Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” shall mean the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and the Selling Expenses (as defined below)).

(h) Selling Expenses. The term “Selling Expenses” shall mean the cost of all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof, including all fees and expenses of any counsel (and any other advisers) representing any Holder, and any share transfer taxes and duties.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the U.S. as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3 Demand Registration.

(a) Request by Holders. If the Company shall receive a written request from (i) the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding at any time after the fifth (5th) anniversary of the Closing Date or (ii) the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding at any time after six (6) months following the effectiveness of a registration statement for a Qualified Public Offering that the Company file certain registration statement on a form other than Form F-3 under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities pursuant to this Section 2.3 (or any lesser percentage if the anticipated gross receipts from the offering are not less than US$20,000,000), then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) months period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested to be included in such registration) pursuant to the provisions of Section 2.4(a).

(b) Underwritten Offering. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. The Company shall have the right to select the managing underwriter or underwriters to administer the offering. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwritten offering. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (x) first, to the Investors on a pro rata basis according to the number of Registrable Securities then outstanding held by each Investor requesting registration and (y) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised if such deferred registration shall have been effected.

2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwritten Offering. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwritten offering. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 2.4(a) prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration under this Section 2.4(c) shall be borne by the Company in accordance with Section 2.6.

(d) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3 Registration. In case the Company shall receive from Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the U.S.) and if the Company qualifies to use the Form F-3, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, use its reasonable best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section (a); provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.5:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period.

(iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. The Company shall be obligated to effect no more than one (1) Registration on Form F-3 during any twelve (12)-month period pursuant to this Section 2.5.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, the provisions of Section 2.3(b) shall apply to such registration.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) registration pursuant to Subsection 2.3 or 2.5, as the case may be; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one (1) registration pursuant to Subsection 2.3 or 2.5.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or Liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, Liability or Action; provided, however, that the indemnity agreement contained in this Subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or Action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, Liability or Action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling Person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its Directors, each of its officers who has signed the registration statement, each Person, if any, who Controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or Liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages or Liabilities (or Actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, Liability or Action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or Action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any Action (including any governmental Action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of Liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any Liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or Liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Liabilities in respect to such claim or litigation.

2.10 Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate on the earlier of (i) the third (3rd) anniversary of the initial public offering of the Company; or (ii) the date on which such Holder is eligible to sell all of the Registrable Securities held by it under Rule 144 within any ninety (90) day period without volume limitations.

2.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12 Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Class A Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13 Market Stand-Off. Each shareholder of the Company agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3. RIGHT OF PARTICIPATION.

3.1 General. Each Investor shall have the right of first refusal to purchase their respective Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined in Section 3.3 below) that the Company may from time to time issue after the Closing (the “Right of Participation”).

3.2 Pro Rata Share. For the purposes of the Right of Participation, an Investor’s “Pro Rata Share” is the ratio of (a) the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Investor (if such Investor is any of the Founder Parties, excluding any Class A Ordinary Shares held by such Founder Party) immediately prior to the issuance of New Securities giving rise to the Right of Participation, to (b) the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3 New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares of the Company, provided, however, that the term “New Securities” shall not include:

(a) up to 145,696,410 Class A Ordinary Shares (as adjusted for share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event) issued to officers, Directors, employees and consultants of the Company pursuant to the ESOP (as defined below) approved in accordance with Section 7.1.1 and Section 7.2;

(b) any securities issued in connection with any share split, share dividend, reclassification or other similar event in which all Investors are entitled to participate on a pro rata basis;

(c) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(d) any security issued pursuant to a Qualified Public Offering;

(e) any securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved by the Company in accordance with this Agreement and the Restated Articles; and

(f) any Preferred Shares issued or issuable under the Purchase Agreement and any Class A Ordinary Shares issued upon the conversion of the Preferred Shares.

3.4 Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Investor of the Company a written notice of its intention to issue New Securities (the “Participation Notice”), describing the identity of the prospective subscriber, the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have thirty (30) days from the date of receipt of any such Participation Notice (the “Participation Period”) to agree in writing to purchase such Investor’s Pro Rata Share of the New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not to exceed such Investor’s Pro Rata Share of the New Securities). If any Investor fails to send such written notice within the Participation Period to purchase such Investor’s full Pro Rata Share of the New Securities, then the right of such Investor hereunder shall be forfeit in respect to the part of its Pro Rata Share of the New Securities that it did not agree to purchase.

3.5 Failure to Exercise. Upon the expiration of the Participation Period, the Company shall have ninety (90) days thereafter to sell the New Securities described in the Participation Notice (with respect to which the Right of Participation was not fully exercised) at the same or a higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 3.

3.6 Assignment. Each Investor is entitled to assign all or part of its Right of Participation to its Affiliated Investor(s), provided that (a) such Investor shall have described in reasonable details of such assignment in the Participation Notice, including, without limitation, (i) the name and address of the relevant assignee, and (ii) a confirmation that such assignee is one of its Affiliated Investors, and (b) such Investor and the Company shall have entered into friendly negotiations and mutually agreed with such assignment.

3.7 Termination. The Right of Participation shall terminate upon an initial public offering.

4. TRANSFER RESTRICTIONS.

4.1 Certain Definitions. For purposes of this Section 4, “Class A Ordinary Shares” means (i) the Company’s outstanding Class A Ordinary Shares, (ii) the Class A Ordinary Shares issued or issuable upon conversion of the Company’s outstanding preferred shares, (iii) the Class A Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Class A Ordinary Shares issuable upon conversion of any outstanding convertible securities; and “Restricted Shares” means any of the Company’s securities (other than the Preferred Shares) now directly or indirectly owned or subsequently acquired by the Founder Parties or their Permitted Transferees. “ROFR and Co-Sale Right Holders” means (i) each of the Investors, and (ii) any Investor’s Affiliated Investor(s) to whom the rights of such Investor under Section 4.3 have been duly assigned in accordance with the following: (a) such Investor shall describe in reasonable details of such assignment in the applicable First Refusal Period, including, without limitation, (i) the name and address of the relevant assignee, and (ii) a confirmation that such assignee is one of its Affiliated Investors, and (b) such Investor and the Company shall have entered into friendly negotiations and mutually agreed with such assignment.

4.2 Sale of Restricted Shares; Notice of Sale. Subject to Section 4.7 of this Agreement, if any of the Founder Parties and their Permitted Transferees (collectively the “Selling Shareholders” and each a “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it, then the Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to each ROFR and Co-Sale Right Holder and the Company prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid and the material terms and conditions upon which the proposed sale or transfer to be made, and the name and address of each prospective purchaser or transferee. For the avoidance of doubt, none of the transfer restrictions under this Section 4 (except for Section 4.10) shall apply to any transfer of Shares by the Investors.

4.3 Right of First Refusal.

(a) ROFR and Co-Sale Right Holders’ Option.

(i) Each ROFR and Co-Sale Right Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company, and each other ROFR and Co-Sale Right Holder, within thirty (30) days following the date of the Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such ROFR and Co-Sale Right Holder on the date of the Transfer Notice and the denominator of which is the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) owned by all the ROFR and Co-Sale Right Holders on the date of the Transfer Notice (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Transfer Notice. To the extent that any ROFR and Co-Sale Right Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising ROFR and Co-Sale Right Holders shall, within five (5) days after the expiration of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising ROFR and Co-Sale Right Holder so that any remaining Offered Shares may be allocated to those ROFR and Co-Sale Right Holders exercising their rights of first refusal on a pro rata basis. For purpose of the foregoing sentence, “on a pro rata basis” means on the basis of the ratio of (a) the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by an exercising ROFR and Co-Sale Right Holder on the date of the Transfer Notice, to (b) the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) then held by all such exercising ROFR and Co-Sale Right Holders on the date of the Transfer Notice.

(ii) Action Required. A ROFR and Co-Sale Right Holder shall not have the right or obligation to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all, or any of its pro rata share, of the Offered Shares.

(iii) Expiration Notice. Within ten (10) days after expiration of the First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each ROFR and Co-Sale Right Holder specifying either (i) that all of the Offered Shares were purchased by the ROFR and Co-Sale Right Holders by exercising their rights of first refusal, or (ii) that the ROFR and Co-Sale Right Holders have not purchased all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.

(iv) Purchase Price. The purchase price per share of the Offered Shares to be purchased by the ROFR and Co-Sale Right Holders exercising their right of first refusal will be the price per share set forth in the Transfer Notice, and will be payable as set forth in Section 4.3(a)(v). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Preferred Super-majority in good faith, which determination will be binding upon the ROFR and Co-Sale Right Holders, and the Selling Shareholder, absent fraud or error.

(v) Payment. Payment of the purchase price per share for the Offered Shares purchased by the ROFR and Co-Sale Right Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

(vi) Application of Co-Sale Rights. If the ROFR and Co-Sale Right Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.

4.4 Co-Sale Right. To the extent the ROFR and Co-Sale Right Holders have not exercised their right of first refusal with respect to all the Offered Shares, then each ROFR and Co-Sale Right Holder that has not exercised its right of first refusal provided in Section 4.3 above shall have the right, exercisable upon delivery of a written notice to the Selling Shareholder, with a copy to the Company and each other ROFR and Co-Sale Right Holder (the “Co-Sale Notice”), within fifteen (15) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the sale of the remaining Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (calculated on a fully-diluted and as-converted basis) that such participating ROFR and Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such ROFR and Co-Sale Right Holder. To the extent one or more of the ROFR and Co-Sale Right Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. To the extent that any ROFR and Co-Sale Right Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating ROFR and Co-Sale Right Holders shall, within ten (10) days after the expiration of the Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating ROFR and Co-Sale Right Holder so that any remaining Offered Shares may be allocated to other participating ROFR and Co-Sale Right Holders on a pro rata basis. The co-sale right of each ROFR and Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each ROFR and Co-Sale Right Holder exercising its co-sale right may sell all or any part of that number of Class A Ordinary Shares held by it (calculated on a fully-diluted and as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder (excluding Shares purchased by the ROFR and Co-Sale Right Holders under Section 4.3, if any) by (y) a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on an as-converted basis) owned by such ROFR and Co-Sale Right Holder on the date of the Transfer Notice, and the denominator of which is the total number of all Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) then owned by the Selling Shareholder (excluding any Class A Ordinary Shares of the Selling Shareholder on which any ROFR and Co- Sale Right Holder has exercised its right of first refusal) and all ROFR and Co-Sale Right Holders exercising their co-sale rights hereunder (“Co-Sale Pro Rata Portion”).

(b) Transferred Shares. Each participating ROFR and Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser a transfer form and one or more share certificates, properly endorsed for transfer, which represent:

(i) the number of Class A Ordinary Shares which such ROFR and Co-Sale Right Holder elects to sell;

(ii) that number of Preferred Shares, which is at such time convertible into the number of Class A Ordinary Shares that such ROFR and Co-Sale Right Holder elects to sell (calculated on a fully-diluted and as-converted basis); or

(iii) a combination of the above.

provided in such case that, if the prospective purchaser objects to the transfer of Preferred Shares in lieu of Ordinary Shares, such ROFR and Co-Sale Right Holder shall convert such Preferred Shares into Class A Ordinary Shares and deliver certificates for Class A Ordinary Shares as provided in Subsection 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

(c) Payment to ROFR and Co-Sale Right Holders; Registration of Transfer. The share certificate or certificates that the participating ROFR and Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such ROFR and Co-Sale Right Holder that portion of the sale proceeds to which such ROFR and Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a ROFR and Co-Sale Right Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such ROFR and Co-Sale Right Holder. In selling of their Shares pursuant to their co-sale right hereunder, such ROFR and Co-Sale Right Holder shall not be required to give any representations or warranties except for such representations and warranties in relation to their legal, full and integral ownership, title and right to such Shares without any encumbrance, their full authority to transfer such Shares and such customary representations and warranties expected to be made by a minority shareholder, which excludes the operation, assets, liabilities and financials of the Company. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates for the Preferred Shares or Class A Ordinary Shares being transferred from the participating ROFR and Co-Sale Right Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchase or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by ROFR and Co-Sale Right Holders of their co-sale rights under this Section 4.4.

4.5 Right to Transfer. The Selling Shareholder may, not later than one hundred (100) days following delivery to each ROFR and Co-Sale Right Holder of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased or sold by the ROFR and Co-Sale Right Holders, which shall be on term and conditions that are no more favorable than those as described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the right of first refusal and co-sale right of the ROFR and Co-Sale Right Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4 of this Agreement.

4.6 Exempt Transfers. Subject to Section 4.7 hereof, the right of first refusal and co-sale right of the ROFR and Co-Sale Right Holders shall not apply to (a) any sale or transfer of the Restricted Shares to the Company pursuant to a repurchase right held by the Company in the event of a termination of employment or consulting relationship; (b) any transfer of the Restricted Shares to the parents, children or spouse, or to trusts for the benefit of such Persons, of the Selling Shareholder for bona fide estate planning purposes; and (c) transfer of the Equity Securities of the Company held by the Founder Parties on a cumulative basis from the date hereof in an amount not exceeding one percent (1%) of all Equity Securities of the Company on an as-converted and fully-diluted basis immediately after February 10, 2020 (collectively the “Permitted Transferees”, and each, a “Permitted Transferee”); provided that adequate documentation therefor is provided to the ROFR and Co-Sale Right Holders to their reasonable satisfaction and that any such Permitted Transferee agrees in writing to be bound by the Transaction Documents in place of the relevant Selling Shareholder; and provided further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.7 Prohibited Transfers.

(a) Notwithstanding anything to the contrary herein, except for transfers by the Selling Shareholder to its Permitted Transferees as provided in Section 4.6 above, none of Founder Parties shall directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose (“Transfer”) through one or a series of transactions any Restricted Shares held by such Founder Party or its Permitted Transferees to any Person prior to an initial public offering, unless with the prior written consents of the Preferred Super-majority.

(b) Any attempt by the Founder Parties to transfer any Restricted Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Restricted Shares without the prior written approval of the Preferred Super-majority.

4.8 Restriction on Indirect Transfers. Notwithstanding anything to the contrary herein, without the prior written approval of the Preferred Super-majority:

(a) The Founder shall not, and shall cause any other Person not to, directly or indirectly, Transfer, through one or a series of transactions any equity interest held or Controlled by them in the PRC Companies to any Person. Any Transfer in violation of this Section 4.8(a) shall be void and the PRC Companies hereby agrees that it shall not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Preferred Super-majority.

(b) None of the HK Company, the US Subsidiary and the PRC Companies shall, and the Founder shall cause such Group Company not to, issue to any Person any Equity Securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such Equity Securities of such Group Company.

(c) The Founder agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in the Section 4, whether by holding the Equity Securities of the Company indirectly through the BVI Holdco or by causing or effecting, directly or indirectly, the transfer or the issuance of any Equity Securities of the BVI Holdco, or otherwise. Any purported transfer, sale or issuance of any Equity Securities of the BVI Holdco in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no party hereof (including without limitation, the Founder and the BVI Holdco) shall recognize any such transfer, sale or issuance.

4.9 Legend.

(a) Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

The above restrictions on share transfer should also be recorded in a notation on the Company’s register of members.

(b) The Founder Parties agree that the Company may instruct its transfer agent to impose transfer restrictions on the existing or future shares represented by certificates bearing the legend referred to in Section 4.9(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.10 Restriction on Transfer of Preferred Shares.

(1) Without the prior written consent of the Founder Parties, the holders of the Preferred Shares shall not transfer or otherwise dispose of any Shares to the following Persons:

(a) any Person listed on Exhibit D-1 (the “Company Competitors”), which list shall be subject to a yearly update as approved by the Board (including the affirmative votes of all Investor Directors and the Independent Director);

(b) the De Facto Controlling Person of any Company Competitor;

(c) the chief executive officer of any Company Competitor at the time of such transfer or any of his/her spouse, parents, children, siblings, mother-in-law, father-in-law, and brothers and sisters-in-law; and/or

(d) any Person who is controlled by any of the Persons specified in subsections (a), (b) or (c) above.

For purposes of this Section 4.10(1) only, “control” of a specific Person means (i) in case such specific Person’s equity securities are listed on a securities exchange, possessing, directly or indirectly, share capital or other equity interests of such specific Person representing more than thirty percent (30%) of the voting power or outstanding equity securities of such specified Person and there being no other Person who owns a greater number of voting power or outstanding equity securities of such specified Person, (ii) in case such specific Person’s equity securities are not listed on a securities exchange, possessing, directly or indirectly, share capital or other equity interests of such specific Person representing more than fifty (50%) of the voting power or outstanding equity securities of such specified Person, or (iii) possessing, directly or indirectly, the power to designate, appoint or remove a majority of the member on the board of directors of such specified Person; “De Facto Controlling Person” of a specific Person means such other Person who controls such specified Person and any of his/her spouse, parents, children, siblings, mother-in-law, father-in-law, and brothers and sisters-in-law.

The provisions under Section 4.10(1) shall automatically terminate on the earlier of (i) July 3, 2024 or (ii) the consummation of an initial public offering, after which any restriction on transfer of Shares pursuant to Section 4.10(1) shall expire and be of no effect.

(2) Company Right of First Refusal

(a) Subject to Section 4.10(1) and Section 4.10(2)(d), in the event that any of Investors (collectively the “Transferors”, and each a “Transferor”) proposes to sell or transfer any Shares held by it directly or indirectly to any Person, then the Transferor shall promptly give a written notice (the “Investor Transfer Notice”) to the Company prior to such sale or transfer. The Investor Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Shares to be sold or transferred (the “Transfer Shares”), the nature of such sale or transfer, the consideration to be paid and the material terms and conditions upon which the proposed sale or transfer to be made, and the name and address of each prospective purchaser or transferee.

(b) Subject to Section 4.10(2)(d) below, the Company and/or the designee(s) of the Company shall have the right, exercisable upon written notice to the Transferor, within fifteen (15) Business Days following the date of the Investor Transfer Notice (the “Company First Refusal Period”), to elect to purchase all or part of the Transfer Shares (the “Company Right of First Refusal”). Payment of the purchase price for the Transfer Shares elected to be purchased shall be made within sixty (60) days following the date of the exercise of the Company Right of First Refusal. Payment of the purchase price shall be made by wire transfer or check as directed by the Company.

(c) If the Company chooses not to fully exercise its Company Right of First Refusal within the Company First Refusal Period or fails to exercise its Company Right of First Refusal within the Company First Refusal Period, then within four (4) months following delivery to the Company of the Investor Transfer Notice, the Transferor may conclude a transfer of the remaining Transfer Shares which are not elected to be purchased by the Company which shall be on term and conditions that are no more favorable than those as described in the Investor Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Investor Transfer Notice, as well as any subsequent proposed transfer of any Transfer Shares by the Transferor, shall again be subject to the Company Right of First Refusal and shall require compliance by the Transferor with the procedures described in Section 4.10 of this Agreement.

(d) Notwithstanding the foregoing, Transfer of any Shares held by each of the Investors to its Affiliated Investor(s) shall not be subject to the Company Right of First Refusal, provided that (a) such Investor shall have described in reasonable details of such Transfer in a prior written notice to the Company, including, without limitation, (i) the name and address of the relevant Transferee, (ii) the number of Shares to be sold or transferred; and (iii) a confirmation that such Transferee is one of its Affiliated Investors, and (b) such Investor and the Company shall have entered into friendly negotiations and mutually agreed to such Transfer; provided that the foregoing subsection (b) shall not apply if such Transfer is made for (x) the purpose of tax planning, or (y) the purpose of compliance with any applicable laws, rules or internal policies of such Investor (such Transfer, the “Permitted Affiliated Transfer”), provided, further, that such Permitted Affiliated Transfer shall not circumvent or otherwise avoid the restrictions under subsection (b) by syndicating or otherwise transferring any economic interests in the Equity Securities held by such Investor to any third parties.

4.11 Term. The provisions under this Section 4 shall terminate upon the consummation of an initial public offering.

5. AMENDMENT AND ASSIGNMENT.

5.1 Amendment. Subject to Section 7.1.1, this Agreement may only be amended with the written consent of each of (i) the Founder; (ii) the Company; (iii) the Preferred Super-majority; and (iv) Persons or entities holding a majority of the then outstanding Ordinary Shares (excluding Class A Ordinary Shares issued or issuable upon conversion of the Preferred Shares); provided that any amendment or waiver that affects any holder of Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares shall require the written Consent of the holder so disproportionately and adversely affected; provided further any amendment or waiver that affects any holder of Ordinary Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Ordinary Shares shall require the written Consent of the holder so disproportionately and adversely affected. Any amendment effected in accordance with this Section 5.1 shall be binding upon each party hereto and their respective successors; provided that Company shall promptly give written notice thereof to any party hereto that has not consented to such amendment. Notwithstanding the foregoing in this Section 5.1, an Investor’s prior written consent shall be required for amendment to any of the rights expressly granted to such particular Investor hereunder (other than those granted to it in its capacity as a holder of a certain series of Preferred Shares), which rights shall, for the avoidance of doubt, include without limitation Tencent’s rights under Section 8.22 “Restricted Person Transactions”, Section 1.2 “Board Representation” with respect to Tencent.

5.2 Waiver of Rights. Subject to Section 7.1.1, to the extent that any party seeks a waiver of rights from any other party, such waiver may be given or made (i) as to the Group Companies, only by the written consent of the Company; (ii) as to the holders of Preferred Shares, by the written consent of the Preferred Super-majority; provided, however, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Preferred Shares; (iii) as to each Founder Party, by the written consent of such Founder Party and the Founder; and (iv) as to each Investor, by the written consent of such Investor. Any waiver effected in accordance with this Section 5.2 shall be binding upon the Group Companies, the Founder Parties, the Investors and their respective assigns.

5.3 Assignment.

(a) Assignment and Transfer. The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective transferees, successors and/or assigns of the parties hereto. This Agreement is not assignable except in connection with a Transfer of Equity Securities of the Company by a Shareholder in accordance with this Agreement but only to the extent of such Transfer, and any such transferee shall execute and deliver to the Company the Adherence Agreement substantially in the form attached hereto as Exhibit C (the “Adherence Agreement”). Other than as provided for in this Agreement, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual consent of the other parties.

(b) Adherence Agreement. Each transferee or assignee of Equity Securities of the Company subject to this Agreement shall continue to be subject to the terms hereof, and as a condition to the Company’s recognizing such transfer, the transferee or assignee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an Adherence Agreement. Upon the execution and delivery of an Adherence Agreement by any transferee, such transferee shall be deemed to be an Ordinary Shareholder, Investor, or Holder hereunder, as appropriate.

6. CONFIDENTIALITY AND NON-DISCLOSURE.

6.1 Disclosure of Terms. The terms and conditions of this Agreement and the Purchase Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

6.2 Press Releases. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent. Notwithstanding the above, none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of Coatue or use the name of Coatue or any Affiliate of Coatue without obtaining in each instance the prior written consent of Coatue; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of Tencent or use the name of Tencent or any Affiliate of Tencent without obtaining in each instance the prior written consent of Tencent; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of GS or use the name of Goldman Sachs & Co. LLC., or any Affiliate of GS without obtaining in each instance the prior written consent of GS; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of GGV or use the name of GGV, GGV Capital or any Affiliate of GGV without obtaining in each instance the prior written consent of GGV; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of Sunshine or use the name of Sunshine or any Affiliate of Sunshine without obtaining in each instance the prior written consent of Sunshine; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of Zhongwei Capital or use the name of Zhongwei Capital or any Affiliate of Zhongwei Capital without obtaining in each instance the prior written consent of Zhongwei Capital; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of Sequoia or use the name of Sequoia or any Affiliate of Sequoia without obtaining in each instance the prior written consent of Sequoia; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of Tiger or use the name of Tiger or any Affiliate of Tiger without obtaining in each instance the prior written consent of Tiger; none of the parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of Huaxing or use the name of Huaxing or any Affiliate of Huaxing without obtaining in each instance the prior written consent of Huaxing.

6.3 Permitted Disclosures. Notwithstanding the foregoing to the contrary, (a) any party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations imposed by contract, professional ethics, law or otherwise; and (b) each Investor shall have the right to disclose (i) any information to the Investor’s current or bona fide prospective partners, co-investors and financing sources or transferees, Affiliates and its and their respective employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors, provided, however, that any of the foregoing Persons shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by contract, professional ethics, law or otherwise, (ii) any information as required by law, regulation, legal process, subpoena, civil investigative demand (or similar process), order, statute, Governmental Authorities, courts, judicial, regulatory or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding, (iii) any of the Financing Terms as required to be disclosed to or pursuant to requests from Governmental Authorities or stock exchanges, in each case as such Investor deems appropriate, and (iv) any information the disclosure of which is approved in writing by the party providing the information.

6.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (pursuant to law, regulation, legal process, a subpoena, civil investigative demand (or similar process), order, statute, rule, request or other legal or similar requirement made, promulgated or imposed by a court or by a judicial, governmental, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents) to disclose the existence of this Agreement and the Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

6.5 Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

6.6 Notices. All notices required under this section shall be made pursuant to Section 8.1 of this Agreement.

7. ADDITIONAL COVENANTS.

7.1 Protective Provisions.

7.1.1 Acts of the Group Companies Requiring Approval of the Preferred Super-majority.

In addition to such other limitations as may be provided in the Restated Articles, the following acts of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, reorganization or otherwise) shall require the prior written approval of the Preferred Super-majority, provided that items (a) and (i) shall require the prior written approval of (i) the holders holding a majority of the voting power of the issued and outstanding Series A Preferred Shares (the “Series A Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series A Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series A Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series A Preferred Shares under the Share Purchase Agreement dated as of May 20, 2014 and which will not affect any holder of Series A Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (ii) the holders holding a majority of the voting power of the issued and outstanding Series B Preferred Shares (the “Series B Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series B Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series B Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series B Preferred Shares under the Share Purchase Agreement dated as of December 11, 2014 and which will not affect any holder of Series B Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (iii) the holders holding a majority of the voting power of the issued and outstanding Series C Preferred Shares (the “Series C Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C Preferred Shares under the Share Purchase Agreement dated as of April 3, 2015 and which will not affect any holder of Series C Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (iv) the holders holding a majority of the voting power of the issued and outstanding Series C-1 Preferred Shares (the “Series C-1 Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C-1 Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C-1 Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C-1 Preferred Shares under the Share Purchase Agreement dated as of July 7, 2016 and which will not affect any holder of Series C-1 Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (v) the holders holding a majority of the voting power of the issued and outstanding Series C-2 Preferred Shares (the “Series C-2 Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C-2 Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C-2 Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C-2 Preferred Shares under the Share Purchase Agreement dated as of August 15, 2016 and which will not affect any holder of Series C-2 Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (vi) the holders holding a majority of the voting power of the issued and outstanding Series C-3 Preferred Shares (the “Series C-3 Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C-3 Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C-3 Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C-3 Preferred Shares under the Share Purchase Agreement dated as of February 10, 2017 and which will not affect any holder of Series C-3 Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (vii) the holders holding a majority of the voting power of the issued and outstanding Series D Preferred Shares (the “Series D Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series D Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series D Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series D Preferred Shares under the Share Purchase Agreement dated as of October 31, 2017 and which will not affect any holder of Series D Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (viii) the holders holding more than eighty-five percent (85%) of the voting power of the issued and outstanding Series E Shares (the “Series E Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series E Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series E Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series E-2 Preferred Shares under the Series E-2 Purchase Agreement and which will not affect any holder of Series E Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (ix) the holders holding more than two thirds (2/3) of the voting power of the issued and outstanding Series F Preferred Shares (the “Series F Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series F Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series F Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series F Preferred Shares under the Series F Purchase Agreement and which will not affect any holder of Series F Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares), (x) the holders holding more than two-thirds (2/3) of the voting power of the issued and outstanding Series F+ Preferred Shares (the “Series F+ Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series F+ Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series F+ Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the Closing and which will not affect any holder of Series F+ Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares):

(a) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(b) any action that authorizes, creates or issues any class of securities of any Group Company;

(c) any action that reclassifies any outstanding shares into shares having preferences or priority senior to or on a parity with the preference of the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(d) any action that increases, decreases, repurchases, issues, redeems or retires any Group Company’s shares, notes or registered capital, or grants any option rights, warrants or other convertible securities which has the effect of direct or indirect diluting or reducing the effective shareholding of any Investor in the Company;

(e) any action that repurchases, redeems or retires any Group Company’s voting securities other than (i) pursuant to contractual rights to repurchase Ordinary Shares or preferred shares from employees, directors or consultants of such Group Company or its Subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by such Group Company, and (ii) the redemption of any Preferred Shares pursuant to the Restated Articles;

(f) any increase or decrease in the number of authorized Ordinary Shares or Preferred Shares of any Group Company;

(g) any bond or note financing, or any action that authorizes, creates, issues, repurchases, redeems or retires any bond, note or other convertible securities of any Group Company;

(h) any increase or decrease of the registered capital of, and any issuance of any Equity Securities by, any Group Company that is incorporated under the laws of the PRC;

(i) any amendment to or modification to or waiver under the Restated Articles or any other constitutional documents of any Group Company in a manner adverse to any series of Preferred Shares;

(j) any termination, modification or waiver of, or any amendment to the Control Documents;

(k) the consolidation or merger of any Group Company with any entity or the consummation of any Trade Sale Event;

(l) any sale, Transfer, or disposal of all or substantially all assets or business of the Group Companies;

(m) any sale, Transfer, creating pledge, encumbrance over or exclusive license of all or substantially all intellectual property owned by the Group Companies, other than licenses granted contemplated under the Control Documents;

(n) the commencement of or consent to any proceeding seeking any winding up, scheme of arrangement, reorganization, reconstruction, dissolution, or liquidation in respect of any Group Company, or to appoint a liquidator or administrator to any Group Company, or to take advantage of any law providing for the relief of debtors in adverse financial circumstances in relation to any Group Company;

(o) the initial public offering of the securities of any Group Company (including the selection of any listing exchange), other than a Qualified Public Offering;

(p) any authorization to set aside, the payment of, or pays, any distribution by way of dividend, capitalization of reserves or otherwise, to any holders of any class or series of shares of any Group Company;

(q) any change to the size, composition or power of the board of any Group Company;

(r) the acquisition of, or investment in, or divestiture or sale of an interest in any other corporation, partnership, trust, joint venture, association or other entity by any Group Company with an amount more than US$20,000,000 in a single transaction or a series of related transactions;

(s) any transaction or series of transactions between any Group Company and any of its shareholder, director, officer or employee or their Affiliate or Associate (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended), any Affiliate or Associate of any Group Company or any shareholder, director, officer or employee of such Affiliate or Associate of any Group Company, or any adjustments or modifications to terms of such transaction(s), except for transactions and/or cooperation between any of the Group Companies and Tencent or any of its Affiliates in the ordinary course of business with an amount in aggregate no more than US$20,000,000 (or the equivalent in other currencies) within any fiscal year of the Company;

(t) any sale, Transfer, or disposal of material assets or business of any Group Company with a value in excess of US$5,000,000 individually or US$20,000,000 in aggregate within any twelve (12)-month period;

(u) any sale, Transfer, license, creating pledge or encumbrance over, or disposal of any technology or intellectual property owned by any Group Company, other than the license contemplated under the Control Documents;

(v) the approval of and any amendment in any Group Company’s business plan or annual budget;

(w) the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, and any increase of the total number of Equity Securities reserved for issuance thereunder;

(x) any change to the scope of business of any Group Company materially different from that described in the current business plan, or any change to or cease of the business to be engaged by any Group Company as contemplated in the current business plan;

(y) the approval of any equity transfer of any Group Company (except for the Company), or any disposal, transfer of any Group Company’s profits, interests, incomes or surplus directly or indirectly;

(z) the approval of, and any amendment to the plan of obtaining financing from any other investors;

(aa) the appointment or removal of auditors of any Group Company or any change in the accounting and financial policies of any Group Company; or

(bb) entry into an agreement, or permit any Group Company to enter into an agreement, to do any of the foregoing.

Notwithstanding any other provision in this Agreement, where any act or matter specified in this Section 7.1.1 above requires a special resolution of the Company in accordance with the Companies Law of the Cayman Islands (as amended), and the approval of the Preferred Super-majority has not yet been obtained, and where a general meeting of shareholders of the Company is convened to consider such matters, the holders of the then outstanding Preferred Shares voting against the resolution shall have the same number of votes as the Shareholders who vote in favor of the resolution plus one.

Notwithstanding any other provision in this Agreement, after the date hereof, (i) without the prior written consent of the Series E Majority, the Company may not issue any class or series of Equity Securities that rank pari passu with the Series E Preferred Shares, the Series E-1 Preferred Shares and/or the Series E-2 Preferred Shares with respect to voting right, right to consent, dividend right, redemption right and/or right to liquidation preference as provided in the Restated Articles, (ii) as long as GGV holds any Series E Shares of the Company, without GGV’s prior written consent, the Company may not issue any class or series of Equity Securities or take any other action that may dilute GGV’s shareholding for the purpose of calculating the Series E Majority, and (iii) as long as Tencent holds any Series E Shares of the Company, without Tencent’s prior written consent, the Company may not issue any class or series of Equity Securities or take any other action that may dilute Tencent’s shareholding for the purpose of calculating the Series E Majority.

7.1.2 Acts of the Group Companies Requiring Approval of the Founder Director and the Majority Investor Directors.

In addition to such other limitations as may be provided in the Restated Articles, the following acts of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, reorganization or otherwise) shall require the prior written approval of the Founder Director and the Majority Investor Directors:

(a) any Liability incurred, assumed or guaranteed by any Group Company individually or aggregately in excess of US$10,000,000 (or the equivalent in other currencies) within a fiscal year;

(b) any purchase of any assets valued individually or aggregately in excess of US$10,000,000 (or the equivalent in other currencies) within a fiscal year, or any rent payable for lease of any assets in excess of US$10,000,000 (or the equivalent in other currencies) within a fiscal year;

(c) any change in compensation by more than thirty percent (30%) in any twelve (12) months period of any of the five (5) most highly compensated employees of any Group Company;

(d) making any loan to any third party, the extension of any loan or advance, or guarantee for indebtedness by any Group Company to any third party other than other Group Companies in excess of US$10,000,000;

(e) any borrowing other than any loans for the purpose of trade financing as obtained from banks or other financial institutions in the ordinary course of business in excess of US$10,000,000;

(f) any incurrence of any security interest, lien, pledge or other encumbrance on all or any parts of the assets, equities or rights of any Group Company;

(g) the appointment and removal of, and the determination of the compensation package for, the chief executive officer and the chief financial officer of any Group Company;

(h) the initiation, waiver, compromise, or settlement of any dispute, claim, litigation or arbitration involving an amount in excess of US$10,000,000 (or the equivalent in other currencies); or

(i) entry into an agreement, or permit any Group Company to enter into an agreement, to do any of the foregoing.

7.2 Employee Share Option Plan. Prior to the Closing, the Company has reserved 145,696,410 Class A Ordinary Shares (subject to share split, share combination, share dividend or such similar recapitalization event) for issuance under a share incentive plan established for the benefit of the officers, employees and consultants of the Company (the “ESOP”); provided, (i) the adoption and the amendment of the ESOP shall be consistent with the terms of the Restated Articles and shall be subject to the approval of the Preferred Super-majority, and (ii) any grant of share options under the ESOP shall be consistent with the terms of the Restated Articles and shall be subject to the approval by the majority of the members of the Board; provided, further, that, unless otherwise approved by the Board (including the affirmative vote of the Founder Director and the Majority Investor Directors), all officers, employees and consultants of the Company who are entitled to purchase, or receive options to purchase, shares of the Company under the ESOP shall be required to execute share purchase or option agreements providing for vesting of shares over at least a four-year period. In the event of (i) a Trade Sale Event, or (ii) a liquidation, dissolution or winding up of the Company, unless approved otherwise by the Preferred Super-majority, all of the options that have not been issued or granted under the ESOP shall be cancelled immediately prior to the consummation of such transaction.

7.3 Director Indemnification and Insurance. To the maximum extent permitted by the laws of the jurisdiction in which the Company is incorporated, the Company shall indemnify and hold harmless the Investor Directors and the Independent Director and shall comply with the terms of each director indemnification agreement in the form attached hereto as Exhibit A (the “Director Indemnification Agreement”), and at the request of any Investor Director or the Independent Director who is not a party to a Director Indemnification Agreement, shall enter into a director indemnification agreement with such Investor Director or the Independent Director in similar form to the Director Indemnification Agreement. From and after the Closing, upon the written request of the Investor Directors or the Independent Director, the Company shall purchase and at all times thereafter maintain, customary directors’ and officers’ liability insurance for the Investor Directors and the Independent Director, provided however that such directors’ and officers’ liability insurance shall be in form and substance satisfactory to the Investor Directors and the Independent Director.

7.4 Corporate Opportunity. Each of the Group Companies hereby renounces any interest or expectancy of such Group Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any holder of Preferred Shares or any Affiliate, partner, member, director, stockholder, employee, agent or other related Person of any such holder, other than the Founder Parties and someone who is an employee of such Group Company or any of its Subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and exclusively in such Covered Person’s capacity as a director of such Group Company.

Each of the Group Companies acknowledges that the Investors and their Affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which such Group Company operates (the “Company Industry Segment”). Accordingly, each of the Group Companies and the Investors hereby acknowledges and agrees that a Covered Person shall:

(a) have no obligation or duty (contractual or otherwise) to such Group Company to refrain from participating as a director, investor or otherwise with respect to any company or other Person that is engaged in the Company Industry Segment or is otherwise competitive with such Group Company; and

(b) in connection with making investment decisions, to the fullest extent permitted by laws, have no obligation or duty (contractual or otherwise) to such Group Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into Covered Person’s possession, whether as a director or, or investor in, such Group Company or otherwise.

7.5 [Reserved.]

7.6 Public Dissemination Rights. The Company shall keep Coatue, Tencent, GS, GGV, Sunshine, Zhongwei Capital, Sequoia, Tiger and Huaxing informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, so that Coatue, Tencent, GS, GGV, Sunshine, Zhongwei Capital, Sequoia, Tiger and Huaxing will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action and the Company shall reasonably cooperate with Coatue, Tencent, GS, GGV, Sunshine, Zhongwei Capital, Sequoia, Tiger and Huaxing, their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by Coatue, Tencent, GS, GGV, Sunshine, Zhongwei Capital, Sequoia, Tiger and Huaxing, making a public announcement of such matters).

7.7 Anti-Corruption.

(a) None of the Group Companies nor any director, officer, agent, employee, Affiliate or any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), is aware of or has taken any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from funds, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (1) influencing any act or decision of such Government Official in his official capacity; (2) inducing such Government Official to do or omit to do any act in relation to his lawful duty; (3) securing any improper advantage; or (4) inducing such Government Official to influence or affect any act or decision of any Government Entity, in order to assist the Group Companies in obtaining or retaining business for or with, or directing business to the Group Companies or in connection with receiving any approval of the transactions contemplated herein. None of the Company Affiliate has accepted anything of value for any of the purposes listed in clauses (1) through (4) of this Section 7.7(a). The Company represents that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees to, promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall -and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

(b) “Government Entity” as used in the Section 7.7(a) above means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(c) The Company and the other Group Companies shall, and the Founder Parties shall procure the Company and the other Group Companies to, (i) implement and maintain the anti-corruption program adopted by the shareholders’ resolutions and board resolutions of the Company on October 31, 2017 (the “Anti-Corruption Compliance Program”), (ii) conduct, or procure a third party to conduct, routine and periodic compliance trainings for the employees, (iii) maintain internal controls sufficient to prevent, detect and deter violations of applicable Anti-Corruption Laws, and (iv) periodic internal audits to assess the Anti-Corruption Compliance Program’s effectiveness.

7.8 Anti-Money Laundering. The operations of the Group Companies are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, the Cayman Islands, the PRC, Hong Kong and U.S., the anti-money laundering laws, the rule and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency.

7.9 Use of Proceeds. None of the Group Companies will directly or indirectly use the Investors’ proceeds, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Person towards any sales or operations in Cuba, Iran, Syria, the Democratic People’s Republic of Korea, Crimea or any other country sanctioned by the OFAC from time to time or for the purpose of funding any operations or financing any investments in, or make any payments to, any Person targeted by or subject to any Sanctions. The use of the Investors’ proceeds will be in compliance with and will not result in the breach by any Person of the Sanctions; and each Group Company further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any Person participating in the transactions contemplated herein. Except otherwise provided in this Agreement or in other Transaction Documents, the Investors’ proceeds shall be contributed into the WFOE as investment capital to be used only for capital expenditure and general working capital needs of the Group Companies. Without the prior written consent of the Investors, all the foregoing proceeds received by the Company shall be used in compliance with this Agreement and the Restated Articles.

7.10 Founder’s Non-Compete.

(a) The Founder covenants that, until the first (1st) anniversary of the initial public offering of the Class A Ordinary Shares of the Company, unless the Founder’s earlier termination of his employment agreement with the Group Companies is duly approved by the Series Preferred Majority, he will devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies.

(b) Without the prior written consent of the Series Preferred Majority, so long as the Founder is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for a period of two (2) years after he is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company (the “Restricted Period”), the Founder Parties shall not, and shall cause their Affiliates or Associates (if any) not to, directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the Principal Business or otherwise competes with any of the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this Section 7.10 shall not restrict the acquisition by the Founder, directly or indirectly, of less than 0.2% of the outstanding share capital of any publicly traded company engaged in a Restricted Business.

(c) During the Restricted Period, without the prior written consent of the Series Preferred Majority, he shall not, directly or indirectly, either by himself, or through any of his Affiliates, or in conjunction with or through any other Person:

(i) solicit in any manner any Person who is or has been during the Restricted Period a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by any Group Company; or

(ii) solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company.

7.11 Compliance. The Group Companies shall, and the Founder Parties shall cause the Group Companies to, conduct their respective business in compliance with all applicable laws and regulations (including but not limited to all applicable employment and labor laws, anti-unfair competition law, data privacy laws, advertising and publishing laws and Tax laws) in all material respects, duly and timely file (giving effect to any permitted extensions) all Tax Returns or reports required to be filed with Governmental Authorities and promptly pay all Taxes, assessments and governmental charges levied or assessed upon them or any of their properties. The Group Companies shall, and the Founder Parties shall cause the Group Companies to, obtain, make and maintain in effect, all Consents required in respect of the due and proper establishment and operations of each Group Company in accordance with applicable laws. The Founder shall fully comply with all requirements of the PRC Governmental Authorities with respect to his holding of any equity interests in the BVI Holdco, the Company and the HK Company, either directly or indirectly, on a continuing basis, including but not limited to, all reporting obligations imposed by, and all Consents required by the SAFE under the SAFE Circular.

7.12 PRC Matters.

(a) Compliance. Each of the Founder Parties and the Group Companies shall ensure that all Consents required in respect of the Principal Business, the Group Companies and the Founder Parties, shall be duly obtained or completed (as applicable) and in full force and effect from or with any Government Entities, any Tax bureau, customs, authorities and the local counterpart of each of the aforementioned PRC Government Entities, as applicable, and in accordance with all applicable laws. Each of the PRC Companies will conduct its business activities within the permitted scope of business and will conduct its business in full compliance with all relevant laws, regulations and legal requirements in all material respects.

(b) Control Documents. The Founder Parties and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written consent of Preferred Super-majority. In the event that any provision under the Control Documents is ruled by any relevant Governmental Authority as invalid or unenforceable under the laws of the PRC, the Founder Parties and the Group Companies shall, subject to the laws of the PRC, to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to ensure the economic interests of the shareholders of the Company and consolidate the financial results of the Group Companies into Company’s financial statements.

(c) Circular 37. If any Shareholder or beneficiary owner of shares of the Company, including Ordinary Shares and Preferred Shares, or any other Equity Securities (each, a “Company Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Company shall, and the Founder Parties shall cause the Company to promptly obtain a power of attorney reasonably satisfactory to the Preferred Super-majority from such Company Security Holder, and the Company shall, and the Founder Parties shall cause the Company to, cause the designated representative under such power of attorney to take such actions and execute such instruments on behalf of such Company Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 37 as determined in the sole discretion of the Board of Directors or counsel to the Company. The Group Companies and the Founder Parties shall fully comply with all applicable PRC laws relating to the filing, registration and reporting to SAFE or any of its local branches with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

7.13 Certain Tax Matters.

(a) General. The Investors, the Group Companies and the Founder Parties shall cooperate fully, as and to the extent reasonably requested by an Investor, in connection with any Tax matters relating to the Group Companies, including (i) providing or preparing any relevant records or information to such Investor; (ii) furnishing as soon as reasonably practicable such information to such Investor as such Investor requires to withhold Tax, file its own Tax returns or reports, or furnish Tax information to any of its investors; and (iii) providing such additional information and/or assistance in the filing of additional Tax forms by such Investor.

(b) U.S. Tax.

(i) The Company will not take any action inconsistent with the treatment of the Company or any Group Company (for the purpose of this Sections 7.13 (b) (1), (2), (3) and (5), excluding the US Subsidiary) as a corporation for U.S. federal income tax purposes and will not elect for the Company or any Group Company to be treated as an entity other than a corporation for U.S. federal income tax purposes unless agreed upon by the Investors. Upon notification by the Investors that the Company or one or more of its Subsidiaries should elect to be classified as partnerships or disregarded entities for U.S. federal income tax purposes (the “Partnership Election”), the Company shall make, or shall cause to be made, the Partnership Election by filing, or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form) provided that such election is in compliance with all applicable laws, and the Company shall not permit the Partnership Election to be terminated or revoked without the written consent of the Investors.

(ii) For each year in which a Partnership Election is not in effect, the Company shall determine, within forty-five (45) days from the end of each taxable year of the Company, whether any Group Company was a PFIC in such taxable year. Upon the request of any Investor, the Company shall make available to the Investors the books and records of any Group Company and its direct and indirect Subsidiaries, and to provide information to the Investors pertinent to the Group Company’s or any Subsidiary’s status or potential status as a PFIC. Upon a determination by the Company, the Investors or any taxing authority that the Group Company or any direct or indirect Subsidiary has been or is likely to become a PFIC, the Company shall, within sixty (60) days from the end of such taxable year, inform the Investors of such determination and will provide the Investors with all information reasonably available to the Group Company or any of its Subsidiaries to permit the Investors and their respective direct or indirect owners that are United States Person to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election within the meaning of section 1295 of the Code), with respect to the Group Company or any of its direct or indirect Subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made that the Group Company is a PFIC for a particular year, then for such year and for each year thereafter, the Group Company, at the Company’s expense, will also provide the Investors with a completed “PFIC Annual Information Statement” substantially in the form as set out in the schedule headed “PFIC Annual Information Statement” as required by Treasury Regulation section 1.1295-1(g).

(iii) Within forty-five (45) days from the end of each taxable year, the Company shall determine as to whether there are United States shareholders (within the meaning of section 951(b) of the Code) (“U.S. Shareholders”) such that five or fewer U.S. Shareholders either directly or indirectly own more than 50 percent (50%) of the outstanding shares or value of the Company to become a CFC. If the Company is a CFC for any given year, the Company shall furnish to the Investors upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of the Investors (and each of the Company’s U.S. Shareholders) arising from its investment in any Group Company and relating to the Group Company’s classification as a CFC. If any Group Company ceases to be a CFC at any time, and the Company will provide prompt written notice to the Investors.

(iv) The Company and each other Group Company shall meet all tax compliance, payment and withholding obligations, in all material respects, as required under the laws of the jurisdictions where the Company and each other Group Company operate, including but not limited to: (i) implementing internal tax policies and controls (and evidentiary requirements) to address tax risks arising from the current and future operations of the Company and each other Group Company; (ii) adhering to applicable transfer pricing rules and documentation requirements in all jurisdictions where the Company and each other Group Company operate; and (iii) conduct internal and external testing to the extent reasonably necessary, as determined on the basis of advice received from a big 4 accounting firm to achieve tax compliance. The Company and each Group Company will retain a big 4 accounting firm to handle all of its tax compliance matters in all jurisdictions in which the Group operates, including in respect of the matters referred to in clauses (2) and (3) above, relating to PFIC and CFC covenants, respectively.

(v) The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

7.14 Waiver of Prior Breaches. All of the applicable Investors hereby waive its rights to any indemnification under Section 8.2 of the Series C-3 Purchase Agreement in connection with any breach by any of the Warrantors (as defined in the Series C-3 Purchase Agreement) thereunder.

7.15 Onshore Payments.

(a) If required by the underwriter or the applicable regulators, stock exchanges or other regulatory authorities, or the counsel(s) to the Company, or the bookrunner(s) for the purpose of consummation of an initial public offering, Shenzhen Hina New Economic Equity Investment Fund Partnership (Limited Partnership) (深oriagogIgf 股权&%--4金*,R企业(Aia*,R)) (“Hina Onshore”) shall promptly, but in no event later than the initial submission of application by the Company or the other Group Companies, or a vehicle directly or indirectly established by the Group Companies or the Founder, for an initial public offering, pay the Company US$15,000,000 in full satisfaction of the payment obligation of Hina Onshore in respect of its subscription for the Series E Preferred Shares; and simultaneous with the receipt by the Company of the foregoing payments, the Domestic Enterprise shall repay Hina Onshore RMB103,596,000 in full satisfaction of the repayment of the loan extended by Hina Onshore to the Domestic Enterprise pursuant to the loan agreements entered into by and among Hina Onshore, the Domestic Enterprise, the Company and the Founder dated December 14, 2018 (the “Hina Loan Agreement”). Hina Onshore hereby covenants to waive all of its rights as a creditor under all of the Hina Loan Agreement, including its right to demand repayment of the loans and covert the loan amounts thereunder into any equity interests of any Group Company, unless and until it has paid the Company the amount as set forth in this Section 7.15(b), and in such case the only creditor right Hina Onshore shall have is the right to receive the repayment from the Domestic Enterprise as set forth in this Section 7.15(b). For the avoidance of doubt, any amendments to the Hina Loan Agreement shall be subject to the prior written consents of the Preferred Super-majority pursuant to Section 7.1.1 of this Agreement.

(b) If required by the underwriter or the applicable regulators, stock exchanges or other regulatory authorities, or the counsel(s) to the Company, or the bookrunner(s) for the purpose of consummation of an initial public offering, Founder shall, no later than the initial submission of application by the Company or the other Group Companies, or a vehicle established by the Group Companies, for an initial public offering, pay the Company US$4,568,239.93 in full satisfaction of his outstanding payables to the Company; and simultaneous with the receipt by the Company of the foregoing payment, the Domestic Enterprise shall repay Founder RMB28,289,281.19 in full satisfaction of outstanding payables to the Domestic Enterprise. Founder covenants to waive all of his rights as a creditor in connection with the outstanding payables owed by the Domestic Enterprise to him, including his right to demand repayment of such outstanding payables, unless and until he has paid the Company the amount set forth in this Section 7.15(c).

(c) In case the resolutions of the Board to initiate preparation of initial public offering of the Company have been duly passed and the underwriter or the counsel(s) to the Company determines that the failure of Meridian Fund II or Hina Onshore to complete or procure the requisite registrations filings and the approval from the competent governmental authorities of the PRC and completion of relevant foreign exchange registration procedures in the PRC with respect to its outbound investment to the Company would result in a material adverse effect on the consummation of an initial public offering of the Company, the Company shall be entitled to, at its sole discretion, (i) cancel the purchase of Preferred Shares by such Investor under the relevant purchase agreement(s) entered by the Company, such Investor and other parties named therein, (ii) repurchase the foregoing Preferred Shares at nil consideration, and (iii) repay the loan under the Meridian Fund II Loan Agreements and/or Hina Loan Agreement, as applicable.

8.	GENERAL PROVISIONS.

8.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit B hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit B; (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit B with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when sent by email at the address set forth in Exhibit B, upon the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other party written notice of the new address in the manner set forth above.

8.2 Entire Agreement. This Agreement and other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the above, this Agreement supersedes and replaces the Prior Agreement in its entirety, and the Prior Agreement shall be of no further force or effect upon execution of this Agreement by the parties required to amend and restate the Prior Agreement hereto. Each of the parties to the Prior Agreement hereby expressly consents and agrees to this termination and restatement of the Prior Agreement and represents and warrants that this Agreement has been duly approved by the parties to the Prior Agreement sufficient to constitute a valid termination of the Prior Agreement that is binding on all parties to the Prior Agreement.

8.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

8.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

8.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

8.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

8.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to sections and exhibits herein are to sections and exhibits of this Agreement.

8.8 Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

8.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares, Ordinary Shares or Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares, Ordinary Shares or Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

8.10 Aggregation of Shares. All Preferred Shares, or Ordinary Shares held or acquired by affiliated Persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.11 Dispute Resolution.

(a) Negotiation between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days within the commencement of such negotiations, Section 8.11(b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with Subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in effect at the time of the arbitration, which rules are deemed to be incorporated by reference in this Subsection (b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules. The language of the arbitration shall be both English and Chinese.

8.12 No Fiduciary Duty. The parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of Goldman Sachs & Co. LLC. or any of GS’ Affiliates to any of the Group Companies or any of their shareholders. GS has no advisory, suitability or other liability to any other parties hereto and has not provided, and will not provide, any advice or services to any such party in connection with the transactions contemplated under the Transaction Documents.

8.13 Investment Bank Services. Notwithstanding anything to the contrary herein or in the other Transaction Documents or any actions or omissions by representatives of Goldman Sachs & Co. LLC. or any of its Affiliates in whatever capacity, including as a director or observer to the Board, it is understood that neither Goldman Sachs & Co. LLC. nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

8.14 Exculpation among Investors. Each Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated herein.

8.15 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control as among the shareholders of the Company only and none of the provisions of this Agreement that are inconsistent with those of the Restated Articles shall be binding on or enforceable against the Company. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law.

8.16 No Promotion. The Company agrees that it will not, without the prior written consent of GS, in each instance, (a) use in advertising, publicity, or otherwise the name of Goldman Sachs & Co. LLC., or any of its Affiliate, or any partner or employee of GS or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs & Co. LLC. or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Goldman Sachs & Co. LLC. or any of its Affiliates. The Company further agrees that it shall obtain the written consent from GS prior to the Company’s issuance of any public statement detailing such GS participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of GGV, in each instance, (a) use in advertising, publicity, or otherwise the name of GGV Capital or any of its Affiliate, or any partner or employee of GGV or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by GGV or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by GGV or any of its Affiliates. The Company further agrees that it shall obtain the written consent from GGV prior to the Company’s issuance of any public statement detailing such GGV participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of Sunshine, in each instance, (a) use in advertising, publicity, or otherwise the name of Sunshine Life Insurance Corporation Limited, or any of its Affiliate, or any partner or employee of Sunshine or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Sunshine Life Insurance Corporation Limited or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Sunshine Life Insurance Corporation Limited or any of its Affiliates. The Company further agrees that it shall obtain the written consent from Sunshine prior to the Company’s issuance of any public statement detailing such Sunshine participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of Zhongwei Capital, in each instance, (a) use in advertising, publicity, or otherwise the name of Zhongwei Capital, or any of its Affiliate, or any partner or employee of Zhongwei Capital or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Zhongwei Capital or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Zhongwei Capital or any of its Affiliates. The Company further agrees that it shall obtain the written consent from Zhongwei Capital prior to the Company’s issuance of any public statement detailing such Zhongwei Capital participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of Tencent, in each instance, (a) use in advertising, publicity, or otherwise the name of Tencent, or any of its Affiliate, or any partner or employee of Tencent or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Tencent or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Tencent or any of its Affiliates. The Company further agrees that it shall obtain the written consent from Tencent prior to the Company’s issuance of any public statement detailing such Tencent participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of Coatue, in each instance, (a) use in advertising, publicity, or otherwise the name of Coatue, or any of its Affiliate, or any partner or employee of Coatue or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Coatue or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Coatue or any of its Affiliates. The Company further agrees that it shall obtain the written consent from Coatue prior to the Company’s issuance of any public statement detailing such Coatue participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of Sequoia, in each instance, (a) use in advertising, publicity, or otherwise the name of Sequoia, or any of its Affiliate, or any partner or employee of Sequoia or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Sequoia or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Sequoia or any of its Affiliates. The Company further agrees that it shall obtain the written consent from Sequoia prior to the Company’s issuance of any public statement detailing such Sequoia participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of Tiger, in each instance, (a) use in advertising, publicity, or otherwise the name of Tiger, or any of its Affiliate, or any partner or employee of Tiger or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Tiger or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Tiger or any of its Affiliates. The Company further agrees that it shall obtain the written consent from Tiger prior to the Company’s issuance of any public statement detailing such Tiger participation in the transactions contemplated in the Transaction Documents. The Company agrees that it will not, without the prior written consent of Huaxing, in each instance, (a) use in advertising, publicity, or otherwise the name of Huaxing, or any of its Affiliate, or any partner or employee of Huaxing or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Huaxing or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Huaxing or any of its Affiliates. The Company further agrees that it shall obtain the written consent from Huaxing prior to the Company’s issuance of any public statement detailing such Huaxing participation in the transactions contemplated in the Transaction Documents.

8.17 No Restriction on GS Ordinary Business. Notwithstanding anything herein to the contrary, none of the provisions of this Agreement shall in any way limit GS or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

8.18 No Restriction on Sequoia’ Entity. Notwithstanding any provisions to the contrary contained herein or in the other Transaction Documents, with respect to Sequoia, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group , (ii) entity primarily engaged in investment and trading in the secondary securities market; (iii) the ultimate beneficial owner of an Sequoia Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father- in-law and brothers and sisters-in-law), (iv) any officer, director or employee of a Sequoia Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (v) for the avoidance of doubt, any portfolio companies of any Sequoia Entity and portfolio companies of any affiliated investment fund or investment vehicle of any Sequoia Entity. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China that are exclusively managed by Sequoia Capital.

8.19 Use of Company Logo. The Company shall grant the Investor and its Affiliates permission to use the Company’s name and logo in its or its Affiliate’s marketing materials and bid documentation in relation to potential transactions.

8.20 Termination. This Agreement and all rights and covenants contained herein, including but not limited to those contained in Sections 1, 3, 4, 5 and 7 (with the exception of the registration rights granted under Section 2), shall terminate on the earlier of (a) the closing of an initial public offering, (b) with respect to each Shareholder, the date on which such Shareholder no longer holds any Equity Securities in the Company and (c) any date agreed upon in writing by all of the parties hereto, in each case, provided that the termination shall be without prejudice to any accrued rights the parties may have.

8.21 Independent Advice. Each Party agrees and acknowledges that (i) each of them has such knowledge and experience in financial and business matters that it is capable of evaluating the risks of the transactions contemplated hereby and in the other Transaction Documents, (ii) each of them has obtained independent legal, financial and tax advice in relation to its obligations and liabilities under this Agreement and the other Transaction Documents and has consulted its advisors or otherwise satisfy itself concerning, without limitation, the tax, legal, currency and other economic considerations relating to the transactions contemplated hereby and thereby, (iii) each of them fully understands all of the terms, conditions, restrictions and provisions set forth in this Agreement and the other Transaction Documents and the obligations and liabilities thereof, and (iv) none of them have been induced to enter into any Transaction Document by fraud, any deceptive or improper means.

8.22 Restricted Person Transactions. Notwithstanding any other provision herein to the contrary and in addition to any other rights available to Tencent under the Transaction Documents, for so long as Tencent, together with its Affiliates, holds at least fifty percent (50%) of the Shares it holds upon the closing under the Purchase Agreement, then:

(a) without Tencent’s prior written consent, the Company shall not, directly or indirectly, issue any new Shares or other securities (including rights, options or warrants to purchase such Shares or securities) of the Company to any of the Persons listed on Exhibit E (the “Restricted Persons”);

(b) without Tencent’s prior written consent, the Founder Parties and any Ordinary Shareholders shall not, directly or indirectly, Transfer any Shares or other securities of the Company to any Restricted Person;

(c) in the event that any Investor (the “Selling Investor”) intends to, directly or indirectly, Transfer any Shares or other Company securities held by it (the “Target Shares”) to any Restricted Person, the Selling Investor shall promptly give written notice (the “Restricted Person Transfer Notice”) to the Company and Tencent prior to such Transfer, and the Restricted Person Transfer Notice shall describe in reasonable details the identity of the potential purchaser (including without limitation whether such potential purchaser is a Restricted Person), the quantity of the Target Shares, the transfer price and other terms and conditions of such proposed Transfer,

(i) all of the Target Shares shall be subject to the Company’s Company Right of First Refusal as set out in the Section 4.10(2);

(ii) if following the Company First Refusal Period, the Company has not fully exercised its Company Right of First Refusal or fails to exercise its Company Right of First Refusal pursuant to Section 4.10(2), the Selling Investor shall give to Tencent an additional written notice (the “Additional Restricted Person Transfer Notice”), which shall include the same information as required in the Restricted Person Transfer Notice and identify the number of the remaining Target Shares that the Company declined or failed to purchase (the “Remaining Target Shares”). Tencent shall have a right of refusal, upon written notice (the “Tencent Purchase Notice”) to the Company and the Selling Investor within the following period (the “Tencent Exercise Period”): (x) if the transfer price for the Remaining Target Shares only includes cash consideration, or if the transfer price for the Remaining Target Shares includes consideration other than cash and such non-cash consideration is traded on a securities exchange, twenty (20) Business Days from receipt of the Additional Restricted Person Transfer Notice, or (y) if the transfer price for the Remaining Target Shares includes consideration other than cash and such non-cash consideration is not traded on a securities exchange, ninety (90) days from receipt of the Additional Restricted Person Transfer Notice, to elect to purchase all but no less than all of the Remaining Target Shares, at the same price in cash and subject to the same material terms and conditions as described in the Additional Restricted Person Transfer Notice; and

(iii) within twenty (20) Business Days after the delivery by Tencent of the Tencent Purchase Notice, the Selling Investor and Tencent shall cooperate in good faith to complete the sale of the Remaining Target Shares, including without limitation procuring to update the register of members of the Company accordingly and paying the relevant purchase price by Tencent; provided that:

(A) in the event that Tencent has received the Remaining Restricted Person Transfer Notice but fails to deliver the Tencent Purchase Notice within the Tencent Exercise Period, then the Selling Investor shall have a ninety (90) days period after the expiration of the Tencent Exercise Period to Transfer all but not less than all of the Remaining Target Shares, to the same Person and substantively at same price and on the same terms and conditions as specified in the Restricted Person Transfer Notice;

(B) in the event that the potential purchaser is a Restricted Person but the Selling Investor fails to so notify Tencent or to deliver the Restricted Person Transfer Notice as provided above, then such Selling Investor may not Transfer any of the Remaining Target Shares to such potential purchaser and any Transfer in violation of the foregoing shall be null and void and not recognized by the Company; and

(C) in the event that the transfer price for the Remaining Target Shares includes consideration other than cash, then (x) if such non-cash consideration is traded on a securities exchange, the value of the non-cash consideration shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the date of the Additional Restricted Person Transfer Notice; and (y) if such non-cash consideration is not traded on a securities exchange, the cash equivalent value of the non-cash consideration shall be determined by the Board (the date of such determination, the “Board Determination Date”) in good faith within five (5) Business Days after receipt of the Additional Restricted Person Transfer Notice, which determination will be binding upon Tencent and the Selling Shareholder, absent fraud or error. Tencent and/or the Selling Shareholder shall have the right to challenge any determination by the Board of the fair market value of such non-cash consideration pursuant to the foregoing sentence within five (5) Business Days after the Board Determination Date (the date of such challenge, the “Challenge Date”), in which case (x) each of such challenging parties should also recommend two (2) firms from the “Big Four” accounting firms and/or Duff & Phelps to the Board on the Challenge Date (the “Recommended Appraisers”), (y) the Board should elect one (1) of the Recommended Appraisers as an independent appraiser for the determination of such fair market value within five (5) Business Days after the Challenge Date, with the cost of such appraisal being borne by the Company, and (z) the Recommended Appraiser elected by the Board shall complete the appraisal for determination of such fair market value and produce an appraisal report accordingly within twenty (20) Business Days after being elected by the Board. For the avoidance of doubt and notwithstanding anything to the contrary above, if any relevant Person fails to meet the time limitation set forth under this Subsection (C), the duration of the Tencent Exercise Period shall be automatically and correspondingly extended.

(d) in the event of a Trade Sale Event where the Company and/or the Shareholders propose to sell any Shares, assets, business, trademarks, copyrights, domain names or any other technology or intellectual properties of the Group Companies (collectively, the “Transferred Targets”) to any Restricted Person, Tencent shall have a right of refusal to purchase all but not less than all of the Transferred Targets at the same price and subject to the same material terms and conditions in which the procedures set forth in Subsection (c) above shall, mutatis mutandis, apply.

The provisions under this Section 8.22 shall terminate upon the consummation of an initial public offering.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

KANZHUN LIMITED

By:	/s/ ZHAO Peng
Name: ZHAO Peng (赵鹏)
Title: Director

HK COMPANY:

Techfish Limited

By:	/s/ ZHAO Peng
Name: ZHAO Peng (赵鹏)
Title: Director

US SUBSIDIARY:

Face Hired Inc.

By:	/s/ ZHAO Peng
Name: ZHAO Peng
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WFOE:

Beijing Glorywolf Co., Ltd.
(北京歌利沃夫企业管理有限公司)

By:	/s/ ZHAO Peng
Name: ZHAO Peng (赵鹏)
Title: Legal Representative
(Common Seal)

DOMESTIC ENTERPRISE:

Beijing Huapin Borui Network Technology Co., Ltd.
(北京华品博睿网络技术有限公司)

By:	/s/ ZHAO Peng
Name: ZHAO Peng (赵鹏)
Title: Legal Representative
(Common Seal)

RENJUREN:

Beijing Renjure Network Technology Co., Ltd. (北京人聚人网络技术有限公司)

By:	/s/ ZHAO Peng
Name: ZHAO Peng (赵鹏)
Title: Legal Representative
(Common Seal)

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

By:	/s/ ZHAO Peng
Name: ZHAO Peng (赵鹏)

BVI HOLDCO:

TECHWOLF LIMITED

By:	/s/ ZHAO Peng
Name: ZHAO Peng (赵鹏)
Title: Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Banyan Partners Fund II, L.P.

By:	Banyan Partners II Ltd., its General Partner

By:	/s/ Peter Wang
Name: Peter Wang
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

MSA CHINA FUND I L.P.

By:	/s/ ZENG Yu
Name: ZENG Yu
Title: Authorized Signatory

Magic Stone Special Opportunity Fund VIII L.P.

By:	/s/ ZENG Yu
Name: ZENG Yu
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Suzhou Industrial Park 825 New Media Investment Enterprise L.P.
苏州工业园区八二五新媒体投资企业（有限合伙）

By:	/s/ JI Wei
Name: JI Wei
Title: Authorized Signatory
(Company Seal)

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Suzhou Industrial Park 825 Fund II. New Media Investment Centre L.P.
苏州工业园区八二五二期新媒体投资中心（有限合伙）

By:	/s/ JI Wei
Name: JI Wei
Title: Authorized Signatory
(Company Seal)

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Ceyuan Ventures III, L.P.

By: Ceyuan Ventures Management III, LLC Its: General Partner

By:	/s/ YUAN Ye
Name: YUAN Ye
Title: Authorized Signatory

Ceyuan Ventures Advisors Fund III, LLC

By:	/s/ YUAN Ye
Name: YUAN Ye
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Shunwei Technology III Limited

By:	/s/ Tuck Lye Koh
Name: Tuck Lye Koh
Title: Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

CTG Evergreen Investment X Limited

By:	/s/ Xu Xin
Name: Xu Xin
Title: Authorized Signatory

CTG Evergreen Investment R Limited

By:	/s/ Xu Xin
Name: Xu Xin
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Global Private Opportunities Partners II Offshore Holdings LP

By: GS Investment Strategies, LLC, in its Capacity as Investment Manager to Global Private Opportunities Partners II Offshore Holdings LP

By:	/s/ Sami Ahmad
Name: Sami Ahmad
Title: Authorized Signatory

Global Private Opportunities Partners II LP

By: GS Investment Strategies, LLC, in its Capacity as Investment Manager to Global Private Opportunities Partners II LP

By:	/s/ Sami Ahmad
Name: Sami Ahmad
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

GGV Capital VI L.P.

By: GGV Capital VI L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

GGV Capital VI Entrepreneurs Fund L.P.

By: GGV Capital VI Entrepreneurs Fund L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

GGV Capital VI Plus L.P.

By: GGV Capital VI Plus L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Shenzhen Hina New Economic Equity Investment Fund Partnership (Limited Partnership) (深圳汉能新经济股权投资基金合伙企业（有限合伙）)

By:	/s/ CHEN Hong
Name: CHEN Hong
Title: Authorized Signatory
(Company Seal)

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

HINA GROUP FUND V, L.P.

By:	/s/ Eric Clow
Name: Eric Clow
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

DELICATE MASTER LIMITED

By:	/s/ Wong Ngan
Name: Wong Ngan
Title: Authorized Person

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

INSPIRING LINK LIMITED

By:	/s/ Cheung Wing Hon
Name: Cheung Wing Hon
Title: Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司)

By:	/s/ LI Ke
Name: LI Ke
Title: Authorized Signatory
(Company Seal)

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Image Frame Investment (HK) Limited

By:	/s/ MA Huateng
Name: MA Huateng
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Coatue PE Asia 26 LLC

By: Coatue Management, L.L.C., its investment manager

By:	/s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SCC Growth VI Holdco E, Ltd.

By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Internet Fund VI Pte. Ltd.

By:	/s/ Venkatagiri Mudeliar
	Name:	Venkatagiri Mudeliar
	Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Huaxing Grow Capital III, L.P.

By:	/s/ BAO Fan
Name:
Title:

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

(KANZHUN LIMITED)

Annex A

Definitions

1. Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

“Action” shall mean any action, suit, proceeding, claim, arbitration or investigation.

“Additional Restricted Person Transfer Notice” shall have the meaning ascribed to it in Section 8.22(c)(ii).

“Adherence Agreement” shall have the meaning ascribed to it in Section 5.3(a).

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and without limiting the generality of the foregoing, (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include (i) any Person who holds Shares as a nominee for the Investor, (ii) any shareholder of the Investor, (iii) any entity or individual which has a direct or indirect interest in the Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by the Investor, its shareholder, the general partner or the fund manager of the Investor or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust Controlled by or held for the benefit of such individuals. In the case of GS, Affiliate shall include (a) any direct or indirect shareholder of GS, (b) any of such shareholder’s general partners or limited partners, (c) the fund manager managing such shareholder (and general partners, limited partners and officers thereof), (d) trusts Controlled by or for the benefit of any such individuals referred to in (a), (b) or (c), and (e) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by The Goldman Sachs Group, Inc. or any of its Affiliates.

“Affiliated Investor” shall mean, with respect to any given Investor, a Person that directly or indirectly Controls, is Controlled by, or is under common Control with the given Investor and, for any Investor that is a private equity or venture capital investment fund, the term “Affiliated Investor” shall also include any investment fund which is Controlled by or under common Control with one or more general partners, fund managers (and/or any entity that directly or indirectly Controls, is Controlled by, or is under common Control with such fund manager) of such Investor.

“Agreement” shall have the meaning ascribed to it in the preamble.

“Anti-Corruption Compliance Program” shall have the meaning ascribed to it in Section 7.7(c).

“Anti-Corruption Laws” shall have the meaning ascribed to it in the Purchase Agreement.

Annex A

“Banyan” shall mean Banyan Partners Fund II, L.P.

“Banyan Director” shall have the meaning ascribed to it in Section 1.2(a).

“Board” shall mean the board of directors of the Company.

“Board Determination Date” shall have the meaning ascribed to it in Section 8.22(c)(iii)(C).

“Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in the Cayman Islands, the United States, Hong Kong, or the PRC.

“BVI Holdco” shall have the meaning ascribed to it in the preamble.

“Capital Today” shall mean CTG Evergreen Investment X Limited and CTG Evergreen Investment R Limited.

“Capital Today Director” shall have the meaning ascribed to it in Section 1.2(a). “Ceyuan Director” shall have the meaning ascribed to it in Section 1.2(a).

“Ceyuan Funds” shall mean Ceyuan Ventures III, L.P. and Ceyuan Ventures Advisors Fund III, LLC.

“Challenge Date” shall have the meaning ascribed to it in Section 8.22(c) (iii)(C).

“Circular 37” shall mean the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip

Investment via Overseas Special Purpose Companies (《国家外汇管理局关于境内居民通过境外特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》) issued by SAFE on July 14, 2014, and its amendment and interpretation promulgated by SAFE from time to time.

“Class A Ordinary Share” means the class A ordinary shares in the capital of the Company with a par value of US$0.0001 per share having the rights set out in the Restated Articles.

“Class B Ordinary Share” means the class B ordinary shares in the capital of the Company with a par value of US$0.0001 per share having the rights set out in the Restated Articles.

“Closing” shall have the meaning ascribed to it in the Purchase Agreement.

“Closing Date” shall have the meaning ascribed to it in the Purchase Agreement.

“Coatue” shall mean Coatue PE Asia 26 LLC.

“Company” shall have the meaning ascribed to it in the preamble.

“Company Affiliate” shall have the meaning ascribed to it in Section 7.7(a).

2

Annex A

“Company Competitors” shall have the meaning ascribed to it in Section 4.10(a).

“Company First Refusal Period” shall have the meaning ascribed to it in Section 4.10(2)(b).

“Company Industry Segment” shall have the meaning ascribed to it in Section 7.4.

“Company Right of First Refusal” shall have the meaning ascribed to it in Section 4.10(2)(b).

“Company Security Holder” shall have the meaning ascribed to it in Section 7.12(c).

“Consents” shall mean all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any Governmental Authority and any relevant competent party.

“Contract” shall mean, as to any Person, any contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound, whether oral or written.

“Control” with respect to any third party, shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least thirty percent (30%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party or (b) over other members of such party’s immediate family. Immediate family members include, without limitation, an individual’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. For the avoidance of doubt, “Control” of a given Person shall also mean the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Documents” shall have the meaning ascribed to it in the Purchase Agreement. “Co-Sale Notice” shall have the meaning ascribed to it in Section 4.4.

“Co-Sale Pro Rata Portion” shall have the meaning ascribed to it in Section 4.4(a).

“Co-Sale Right Period” shall have the meaning ascribed to it in Section 4.4.

“Covered Persons” shall have the meaning ascribed to it in Section 7.4.

“Director Indemnification Agreement” shall have the meaning ascribed to it in Section 7.3.

3

Annex A

“Directors” shall mean members of the board of directors of the Company.

“Disclosing Party” shall have the meaning ascribed to it in Section 6.4.

“Domestic Enterprise” shall have the meaning ascribed to it in the preamble.

“Egarden” shall mean DELICATE MASTER LIMITED.

“Equity Securities” shall mean, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” shall have the meaning ascribed to it in Section 7.2.

“Exchange Act” shall have the meaning ascribed to it in Section 2.2(i).

“Excluded Opportunity” shall have the meaning ascribed to it in Section 7.4.

“Financing Terms” shall have the meaning ascribed to it in Section 6.1.

“First Refusal Allotment” shall have the meaning ascribed to it in Section 4.3(a).

“First Refusal Expiration Notice” shall have the meaning ascribed to it in Section 4.3(a)(iii).

“First Refusal Period” shall have the meaning ascribed to it in Section 4.3(a).

“Form F-3” shall have the meaning ascribed to it in Section 2.2(e).

“Founder” shall have the meaning ascribed to it in the preamble.

“Founder Director” shall have the meaning ascribed to it in Section 1.2(a).

“Founder Parties” or “Founder Party” shall have the meaning ascribed to it in the preamble.

“GAAP” shall mean the generally accepted accounting principles in the relevant jurisdiction.

“GGV” shall mean GGV Capital VI L.P., GGV Capital VI Entrepreneurs Fund L.P. and GGV Capital VI Plus L.P.

“Government Entity” shall have the meaning ascribed to it in Section 7.7(b).

“Government Official” shall have the meaning ascribed to it in Section 7.7(a).

4

Annex A

“Governmental Authority” shall mean any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country or district, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies” or “Group Company” shall have the meaning ascribed to it in the preamble.

“GS” shall mean Global Private Opportunities Partners II Offshore Holdings LP and Global Private Opportunities Partners II LP.

“Hina” shall mean Shenzhen Hina New Economic Equity Investment Fund Partnership (Limited Partnership) (深圳汉能新经济股权投资基金合伙企业（有限合伙）) and Hina Group Fund V, L.P..

“Hina Loan Agreement” shall have the meaning ascribed to it in Section 7.15(b).

“Hina Onshore” shall have the meaning ascribed to it in Section 7.15(b).

“HK Company” shall have the meaning ascribed to it in the preamble.

“HKIAC Rules” shall have the meaning ascribed to it in Section 8.11(b).

“Holder” shall have the meaning ascribed to it in Section 2.2(d).

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

“Huaye Jishi” shall mean Beijing Huaye Jishi Network Technology Co., Ltd. (北京华业基石网络技术有限公司), a wholly-owned Subsidiary of the Domestic Enterprise.

“Identified Company Competitor” shall mean any Person listed on Exhibit D-2, (which list shall be subject to a yearly update as approved by the Board (including the affirmative votes of all Investor Directors and the Independent Director), provided that (i) the total number of entities in such updated list shall in no event be more than eight (8) and (ii) with respect to any entity newly added in such updated list, the valuation of such entity shall be no less than US$500,000,000) or any of its Subsidiaries. For avoidance of doubts, the foregoing valuation shall be determined as follows: (i) if the Equity Securities of such entity is traded on a securities exchange, the valuation shall be determined according to the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the date of decision made by the Board approving such update, and (ii) if the Equity Securities of such entity is not traded on a securities exchange, the valuation shall be equivalent to the post-money valuation in the then most recent financing of such entity.

5

Annex A

“Information Rights” shall have the meaning ascribed to it in Section 1.1(d). “Initiating Holders” shall have the meaning ascribed to it in Section 2.3(b). “Inspection Rights” shall have the meaning ascribed to it in Section 1.1. “Investor” or “Investors” shall have the meaning ascribed to it in the preamble.

“Investor Affiliate” or “Investor Affiliates” shall have the meaning ascribed to it in Section 1.3(a).

“Investor Director” or “Investor Directors” shall have the meaning ascribed to it in Section 1.2(a).

“Investor Transfer Notice” shall have the meaning ascribed to it in Section 4.10(2)(a).

“Independent Director” shall have the meaning ascribed to it in Section 1.2(a).

“Liabilities” or “Liability” shall mean, with respect to any Person, all debts, obligations, liabilities owed by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Limitation Threshold” shall have the meaning ascribed to it in Section 1.3(a).

“Magic Stone Fund” shall mean MSA China Fund I L.P. and Magic Stone Special Opportunity Fund VIII L.P..

“Majority Investor Directors” shall have the meaning ascribed to it in Section 1.2(c). “Meridian” shall mean Meridian Fund I and Meridian Fund II.

“Meridian Fund I” shall mean Suzhou Industrial Park 825 New Media Investment Enterprise L.P. (苏州工业园区八二五新媒体投资企业（有限合伙）).

“Meridian Fund II” shall mean Suzhou Industrial Park 825 Fund II New Media Investment Centre L.P. (苏州工业园区八二五二期新媒体投资中心（有限合伙）).

“Meridian Fund II Loan Agreement I” shall have the meaning ascribed to it in Section 7.15(a).

“Meridian Fund II Loan Agreement II” shall have the meaning ascribed to it in Section 7.15(a).

“Meridian Fund II Loan Agreement III” shall have the meaning ascribed to it in Section 7.15(a).

“Meridian Fund II Loan Agreements” shall have the meaning ascribed to it in Section 7.15(a).

“New Securities” shall have the meaning ascribed to it in Section 3.3.

6

Annex A

“Non-Disclosing Parties” shall have the meaning ascribed to it in Section 6.4. “Observer” shall have the meaning ascribed to it in Section 1.2(a).

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Offered Shares” shall have the meaning ascribed to it in Section 4.2.

“Ordinary Shareholders” shall mean the holders of the issued and outstanding Ordinary Shares, other than (i) Class A Ordinary Shares converted from Preferred Shares, (ii) the Class A Ordinary Shares held by Tencent in accordance with the Share Transfer Agreement entered into by and among Tencent, Zhao Peng (赵鹏) and TECHWOLF LIMITED dated as of August 7, 2020, and (iii) the Class A Ordinary Shares held by Coatue in accordance with the Share Subscription Agreement entered into by and between the Company and Coatue dated as of August 7, 2020.

“Ordinary Shares” shall mean Class A Ordinary Shares and Class B Ordinary Shares, collectively or any of them.

“Participation Notice” shall have the meaning ascribed to it in Section 3.4.

“Participation Period” shall have the meaning ascribed to it in Section 3.4.

“Partnership Election” shall have the meaning ascribed to it in Section 7.13(b)(1).

“Permitted Affiliated Transfer” shall have the meaning ascribed to it in Section 4.10(2)(d).

“Permitted Transferee” or “Permitted Transferees” shall have the meaning ascribed to it in Section 4.6.

“Person” shall mean any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC” shall mean the People’s Republic of China, but solely for purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC Companies” shall have the meaning ascribed to it in the preamble.

“Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Preferred Super-majority” shall have the meaning ascribed to it in Section 1.1(b).

“Principal Business” shall have the meaning ascribed to it in the Purchase Agreement.

“Prior Agreement” is defined in the recital A of this Agreement.

7

Annex A

“Pro Rata Share” shall have the meaning ascribed to it in Section 3.2.

“Purchase Agreement” is defined in the recital B of this Agreement.

“Qualified Public Offering” shall have the meaning ascribed to it in Section 1.1.

“Recommended Appraisers” shall have the meaning ascribed to it in Section 8.22(c) (iii)(C).

“Registrable Securities” shall have the meaning ascribed to it in Section 2.2(b).

“Registrable Securities then outstanding” shall have the meaning ascribed to it in Section 2.2(c).

“Registration Expenses” shall have the meaning ascribed to it in Section 2.2(g).

“Renjuren” shall have the meaning ascribed to it in the preamble.

“Remaining Target Shares” shall have the meaning ascribed to it in Section 8.22(c)(ii).

“Request Notice” shall have the meaning ascribed to it in Section 2.3(a).

“Restated Articles” shall have the meaning ascribed to it in the Purchase Agreement.

“Restricted Business” shall have the meaning ascribed to it in Section 7.10(b).

“Restricted Persons” shall have the meaning ascribed to it in Section 8.22(a).

“Restricted Person Transfer Notice” shall have the meaning ascribed to it in Section 8.22(c).

“Restricted Period” shall have the meaning ascribed to it in Section 7.10(b).

“Restricted Shares” shall have the meaning ascribed to it in Section 4.1.

“Right of Participation” shall have the meaning ascribed to it in Section 3.1.

“ROFR and Co-Sale Right Holders” shall have the meaning ascribed to it in Section 4.1.

“SAFE” shall mean the State Administration for Foreign Exchange of the PRC.

“SAFE Circular” shall mean collectively, the Circular 37 and any other applicable SAFE rule and regulation, as amended.

“Sanctions” shall mean any sanctions from time to time administered by OFAC, or by the U.S. Department of State, or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury or any other relevant governmental entity and any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended.

8

Annex A

“SEC” shall have the meaning ascribed to it in Section 2.2(f).

“Selling Expenses” shall have the meaning ascribed to it in Section 2.2(h).

“Selling Investor” shall have the meaning ascribed to it in Section 8.22(c).

“Selling Shareholder” or “Selling Shareholders” shall have the meaning ascribed to it in Section 4.2.

“Sequoia” shall mean SCC Growth VI Holdco E, Ltd..

“Series A Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series A Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series B Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series B Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series C Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series C Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series C-1 Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series C-1 Preferred Shares” shall have the meaning ascribed to it in Section 1.1. “Series C-2 Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series C-2 Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series C-3 Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series C-3 Purchase Agreement” shall mean that certain purchase agreement, dated as of February 10, 2017, entered into by and among the Company, the other Group Companies, the Founder Parties and other Persons set forth therein with respect to the purchase and sale of the Series C-3 Preferred Shares.

“Series C-3 Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series D Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series E Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series E Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series E Shares” shall have the meaning ascribed to it in Section 1.1.

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“Series E-1 Preferred Shares” shall have the meaning ascribed to it in Section 1.1. “Series E-2 Director” shall have the meaning ascribed to it in Section 1.2(a).

“Series E-2 Purchase Agreement” shall mean that certain Share Purchase Agreement dated as of July 4, 2019 (as amended) by and among the Company, the HK Company, the WFOE, the Domestic Enterprise, Tencent, the BVI Holdco, the Founder and certain other parties thereto, pursuant to which the Company and certain Selling Shareholders (as defined therein) have agreed, among others, to issue and/or sell certain Preferred Shares to Tencent on the terms and conditions set forth therein.

“Series E-2 Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series F Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series F Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series F Purchase Agreement” shall mean that certain Share Purchase Agreement dated as of February 10, 2020 by and among the Company, the HK Company, the WFOE, the Domestic Enterprise, Coatue, Tencent, the BVI Holdco, the Founder and certain other parties set forth therein with respect to the purchase and sale of the Series F Preferred Shares.

“Series F+ Majority” shall have the meaning ascribed to it in Section 7.1.1.

“Series F+ Preferred Shares” shall have the meaning ascribed to it in Section 1.1.

“Series Preferred Majority” shall mean the Series A Majority, the Series B Majority, the Series C Majority, the Series C-1 Majority, the Series C-2 Majority, the Series C-3 Majority, the Series D Majority, the Series E Majority, the Series F Majority and the Series F+ Majority.

“Shares” shall have the meaning ascribed to it in Section 1.1.

“Shunwei Fund” shall mean Shunwei Technology III Limited.

“Subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other Person (x) more than 50% of whose shares or other interests entitled to vote or (y) more than a 50% interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the relevant GAAP treatment, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, as of the date hereof and the Closing Date, the Subsidiaries of the Company shall include the HK Company, the US Subsidiary, the Domestic Enterprise, the WFOE, Huaye Jishi, and Renjuren.

“Sunshine” shall mean Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司).

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“Target Shares” shall have the meaning ascribed to it in Section 8.22(c).

“Tax” shall mean (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tencent” shall mean Image Frame Investment (HK) Limited.

“Tencent Exercise Period” shall have the meaning ascribed to it in Section 8.22(c)(ii).

“Tencent Purchase Notice” shall have the meaning ascribed to it in Section 8.22(c)(ii).

“Trade Sale Event” shall have the meaning ascribed to it in the Restated Article. “Transfer” shall have the meaning ascribed to it in Section 4.7(a).

“Transferred Targets” shall have the meaning ascribed to it in Section 8.22(c). “Transferor(s)” shall have the meaning ascribed to it in Section 4.10(2)(a).

“Transaction Documents” shall have the meaning ascribed to it in the Purchase Agreement.

“Transfer Notice” shall have the meaning ascribed to it in Section 4.2.

“Transfer Shares” shall have the meaning ascribed to it in Section 4.10(2)(a).

“U.S.” shall mean the United States of America.

“U.S. Shareholders” shall have the meaning ascribed to it in Section 7.13(b).

“US Subsidiary” shall have the meaning ascribed to it in the preamble.

“US$” shall mean the lawful currency of the United States of America. “Violation” shall have the meaning ascribed to it in Section 2.9(a). “WFOE” shall have the meaning ascribed to it in the preamble.

“Zhongwei Capital” shall mean INSPIRING LINK LIMITED.

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2. Interpretations

(a) Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other legal arrangements, and “direct or indirect” has the correlative meaning.

(b) Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c) Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d) Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e) Language. This Agreement is written in English.

(f) Rights not obligations. References in this Agreement to any Person having a “right” shall not connote any corresponding obligation.

(g) References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(h) Share Calculations. In calculations of share numbers or percentages, (i) references to “fully-diluted basis” mean that the calculation is to be made assuming that (a) all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Class A Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, and (b) all Class A Ordinary Shares reserved under the ESOP have been issued and are outstanding, and (ii) references to “as-converted basis” mean that the calculation should be made assuming that the Preferred Shares have been converted into Class A Ordinary Shares at such time, but no other Equity Securities have been so converted, exercised or exchanged, in each case of (i) and (ii), excluding any new Equity Securities issued in connection with an initial public offering. Any share calculation shall be appropriately adjusted to take into account any share split, share consolidation, recapitalization, bonus issue, reclassification or similar event.

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(i) Time. Except as otherwise provided, (i) if a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day and a time of day is a reference to Beijing time; and (ii) if the day on or by which something must be done is not a Business Day, that thing must be done on or by the Business Day immediately following such day.

(j) Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

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Schedule I

SCHEDULE OF INVESTORS

Schedule I

EXHIBIT A

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

EXHIBIT A

EXHIBIT B

NOTICES

EXHIBIT B

EXHIBIT C

ADHERENCE AGREEMENT

EXHIBIT C

EXHIBIT D-1

COMPANY COMPETITORS

EXHIBIT D-2

IDENTIFIED COMPANY COMPETITORS

EXHIBIT D

EXHIBIT E

RESTRICTED PERSONS

EXHIBIT E